The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


         Subject to Completion, Pricing Supplement dated March 25, 2004

PROSPECTUS Dated August 26, 2003                    Pricing Supplement No. 51 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-106789
Dated August 26, 2003                                    Dated            , 2004
                                                                  Rule 424(b)(3)

                                 $
                                 Morgan Stanley

                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                                  Senior Notes
                                   ---------
                     Class A MPS(SM) due December 30, 2011
                     Class B MPS(SM) due December 30, 2011
        Linked to the Value of a Basket of American Depositary Shares of
                           Fifteen Chinese Companies
                       Market Participation Securities(SM)
                                  ("MPS(SM)")

Morgan Stanley is offering Class A MPS and Class B MPS linked to a basket of American Depositary Shares of fifteen Chinese companies, which we refer to individually as the basket shares and collectively as the basket. See the section of this pricing supplement called "Summary of Pricing Supplement--Basket Shares." Unlike ordinary debt securities, neither the Class A MPS nor the Class B MPS pays interest.

o    The principal amount and issue price of each MPS is $1,000.

o The Class A MPS provide 100% principal protection at maturity. At maturity you will receive for each Class A MPS the greater of the basket-linked payment amount for the Class A MPS or $1,000.

     o The basket-linked payment amount for the Class A MPS equals $1,000 multiplied by the product of the quarterly performance of the basket on a percentage basis for each of the 31 quarterly valuation periods during the term of the Class A MPS, subject to a maximum increase in the basket value in each quarterly valuation period which is expected to be 14.5% to 16.5%. The maximum increase will be determined on the day we offer the Class A MPS to the public.

o The Class B MPS provide 90% principal protection at maturity. At maturity you will receive for each Class B MPS the greater of the basket-linked payment amount for the Class B MPS or $900.

     o The basket-linked payment amount for the Class B MPS equals $1,000 multiplied by the product of the quarterly performance of the basket on a percentage basis for each of the 31 quarterly valuation periods during the term of the Class B MPS, subject to a maximum increase in the basket value in each quarterly valuation period which is expected to be 17.5% to 19.5%. The maximum increase will be determined on the day we offer the Class B MPS to the public.

o Initially, the basket will be weighted equally among the basket shares. At the initial offering of the MPS, the fractional amount of each basket share included in the basket will be set at an exchange ratio, as set forth in this pricing supplement, based on the initial weight and average closing price of each basket share determined over the first three trading days immediately following the date on which we offer the MPS for initial sale to the public on which a market disruption event does not occur with respect to that basket share. The exchange ratio for each basket share will remain constant for the term of the MPS unless adjusted for certain events relating to that basket share or the issuer of that basket share.

o Investing in the MPS is not equivalent to investing in the basket or any of the individual basket shares.

o    The MPS will not be listed on any securities exchange.

You should read the more detailed description of the MPS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Class A MPS and Class B MPS."

The MPS involve risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on PS-13.


                                   ---------
                           PRICE 100% PER CLASS A MPS
                           PRICE 100% PER CLASS B MPS
                                   ---------


                                Price to         Agent's        Proceeds to
                                 Public        Commissions        Company
                                --------       -----------      -----------
Per Class A MPS..............      %               %                %
Total........................      $               $                $

Per Class B MPS..............      %               %                %
Total........................      $               $                $


                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the MPS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the MPS, see the section of this pricing supplement called "Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the MPS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The MPS may not be offered or sold to the public in Brazil. Accordingly, the offering of the MPS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to such offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The MPS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the MPS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The MPS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the MPS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to MPS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The MPS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the MPS may not be circulated or distributed, nor may the MPS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the MPS to the public in Singapore.

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the MPS(SM) we are offering to you in general terms only. Any term that does not refer to a specific class of MPS applies to both the Class A MPS and the Class B MPS. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The MPS are medium-term debt securities of Morgan Stanley. The return on the MPS is linked to the performance of a basket of American Depositary Shares of Aluminum Corporation of China Limited, Brilliance China Automotive Holdings Limited, China Eastern Airlines Corporation Limited, China Life Insurance Company Limited, China Mobile (Hong Kong) Ltd, China Petroleum & Chemical Corporation, China Southern Airlines Company Limited, China Telecom Corporation Ltd, China Unicom Limited, CNOOC Limited, Guangshen Railway Company Limited, Huaneng Power International, Inc., PetroChina Company Limited, Sinopec Shanghai Petrochemical Company Limited, and Yanzhou Coal Mining Company Limited, which we refer to as the basket shares. These MPS combine features of debt and equity by offering at maturity repayment of the issue price in the case of the Class A MPS and repayment of 90% of the issue price in the case of the Class B MPS, and the opportunity to participate in the upside potential of the basket as measured by the basket-linked payment amount. The MPS have been designed for investors who are willing to forego market floating interest payments on the MPS in exchange for the amount, if any, by which the basket-linked payment amount exceeds the principal amount of the MPS.

     "Market Participation Securities" and "MPS" are our service marks.

Each MPS costs $1,000            We, Morgan Stanley, are offering Class A and
                                 Class B Market Participation Securities due
                                 December 30, 2011 Linked to the Value of a
                                 Basket of American Depositary Shares of
                                 Fifteen Chinese Companies, which we refer to as the MPS. The principal amount and issue price of each MPS is $1,000.

Two classes of MPS               We are offering two classes of MPS. The Class
                                 A MPS guarantee the return of 100% of
                                 principal at maturity; however, your
                                 participation in increases in the value of the basket in any quarter is limited to a maximum quarterly performance of 1.145 to 1.165, equivalent to a return on the basket of 14.5% to 16.5% in that quarter. The maximum increase will be determined on the day we offer the Class A MPS to the public.

                                 The Class B MPS guarantee the return of only
                                 90% of principal at maturity but your
                                 participation in increases in the value of the basket in any quarter is limited to a higher maximum quarterly performance of 1.175 to 1.195, equivalent to a return on the basket of 17.5% to 19.5% in that quarter. The maximum increase will be determined on the day we offer the Class B MPS to the public.

The initial basket value         At the initial offering of the MPS, the initial
equals $1,000                    basket value is $1,000. The fractional amount
                                 of each basket share included in the basket will be set at an exchange ratio calculated so that each basket share is initially equally weighted in the basket based on the average closing prices of each basket share determined over the first three trading days immediately following the day we offer the MPS for initial sale to the public on which a market disruption event does not occur with respect to that basket share. The exchange ratio for any basket share will remain constant for the term of the MPS unless adjusted for certain events relating to that basket share or the issuer of that basket share. See "Basket
                                 Shares" below.

Payment at maturity              Unlike ordinary debt securities, the MPS do
                                 not pay interest. Instead, at maturity,
                                 you will receive for each $1,000 principal amount of MPS, $1,000 multiplied by the product of each of the quarterly performances of the basket shares over the term of the MPS, as described below. In any quarterly valuation period, the maximum quarterly performance for the Class A MPS is 1.145 to
                                 1.165 (corresponding to a 14.5% to 16.5% quarterly increase in the basket value), while for the Class B MPS, the maximum quarterly performance is 1.175 to 1.195 (corresponding to an 17.5% to 19.5% quarterly increase in the basket value). In no event, however, will the payment at maturity be less than the applicable minimum payment amount.

                                             Minimum Payment Amount

                                 For each Class A MPS, the minimum payment amount is equal to $1,000 (100% of the issue price).

                                 For each Class B MPS, the minimum payment amount is equal to $900 (90% of the issue price).

                                      Payment at Maturity Linked to the
                                        Basket-linked Payment Amount

                                 If the product of $1,000 multiplied by the product of each of the quarterly performances of the basket over the term of the MPS, as determined for each class of MPS, which we refer to as the basket-linked payment amount, is greater than $1,000 in the case of the Class A MPS, or $900 in the case of the Class B MPS, you will receive the applicable basket-linked payment amount for each $1,000 principal amount of such class of MPS.

How the payment at maturity is   The payment at maturity of the MPS, which we
determined                       refer to as the maturity redemption amount,
                                 will be determined by the calculation agent for the MPS, as follows:

                                 o    First, determine the quarterly
                                      performance for each quarterly valuation period for each class of MPS. For the Class A MPS, the quarterly performance may be no greater than the maximum quarterly performance of 1.145 to 1.165. For the Class B MPS, the quarterly performance may be no greater than the maximum quarterly performance of 1.175 to
                                      1.195. The maximum quarterly performance for each class of MPS will be determined on the day we offer the MPS for initial sale to the public.

                                 o    Second, determine the basket-linked
                                      payment amount for each class of MPS by
                                      multiplying $1,000 by the product of the quarterly performances for each class of MPS.

                                 o Last, if the basket-linked payment amount is less than $1,000 for each Class A MPS, you will receive the minimum payment amount of $1,000 for each Class A MPS. If the basket-linked payment amount is less than $900 for each Class B MPS, you will receive the minimum payment amount of $900 for each Class B MPS. If the basket-linked payment amount for a class of MPS is greater than the minimum payment amount for that class of MPS, you will receive the applicable basket-linked payment amount for that class of MPS.

How the quarterly performance    To determine the quarterly performance in any
is determined                    quarterly valuation period, the calculation
                                 agent will divide the basket value on the last trading day of the quarterly valuation period by the basket value at the end of the previous quarterly valuation period. The basket value determined at the end of any quarterly valuation period will equal the sum of the products of the exchange ratio for each basket share and the average closing price for such basket share determined over the last three trading days in that quarterly valuation period. The initial basket value will be equal to $1,000 and will be used as the divisor to determine the quarterly performance for the first quarterly valuation period. In no event, however, will the quarterly performance in any quarterly valuation period exceed 1.145 to 1.165 (or, measured in percentage terms, a 14.5% to 16.5% increase in the basket value) in the case of Class A MPS or 1.175 to 1.195 (or, measured in percentage terms, an 17.5% to 19.5% increase in the basket value) in the case of Class B
                                 MPS. As a consequence, if you hold Class A
                                 MPS, you will not participate in any quarterly increase in the basket value to the extent that increase exceeds 14.5% to 16.5% and, if you hold Class B MPS, you will not participate in any quarterly increase in the basket value to the extent that increase exceeds 17.5% to 19.5%.

                                 The basket value determined at the end of any quarterly valuation period will be based on the aggregate of the average closing prices of each basket share over the three trading days immediately prior to and including the related period valuation date. The period valuation date for each class of MPS will be (i) the last scheduled trading day of each March, June, September and December, beginning June 2004 through and including September 2011, and
                                 (ii) the second scheduled trading day prior to the maturity date. The averaging dates and related period valuation dates for each basket share are subject to postponement, as described in the section of this pricing supplement called "Description of Class A MPS and Class B MPS--Period Valuation Dates."

The basket-linked payment        Because your participation in quarterly
amount may be less than the      increases in the value of the basket is
simple price return of the       limited by the maximum quarterly performance
basket                           of 1.145 to 1.165, or 14.5% to 16.5%, in the
                                 case of the Class A MPS, and 1.175 to 1.195, or 17.5% to 19.5%, in the case of the Class B
                                 MPS, per quarter, the return on your
                                 investment in the MPS at maturity may be less than the return you would have received if you had invested $1,000 in an investment linked to the basket that measured the performance of the basket by comparing the closing value of the basket at maturity (determined using the average closing prices of each basket share measured over the three trading days prior to and including the second scheduled trading day prior to maturity) with the initial basket value, which we refer to as the simple price return of the basket. When we refer to the simple price return of the basket in this pricing supplement, we are not including dividends, if any, paid on the basket shares over the term of the MPS.

                                 The amount of the discrepancy, if any, between the basket-linked payment amount and the simple price return of the basket will depend on how often and by how much any of the quarterly performances exceed the maximum quarterly performance during the 31 quarterly valuation periods over the term of the MPS. The maximum quarterly performance for each class of MPS will be determined on the day we offer the MPS for initial sale to the public.

                                 Conversely, if the simple price return of the basket over the term of the MPS is less than $1,000, the minimum payment amount on the Class A MPS will be higher than the return on a comparable investment based directly on the price return on the basket, and if the simple price return of the basket over the term of the MPS is less than $900, the minimum payment amount on both the Class A MPS and the Class B MPS will be higher than the return on a comparable investment based directly on the price return on the basket.

                                 Please review the examples beginning on PS-9, under "Hypothetical Payouts on the MPS," which explain in more detail how the basket-linked payment amount is calculated and how the return on your investment in the MPS may be more or less than the simple price return of the basket.

                                 You can review the historical prices of each of the basket shares and a chart of historical basket values in the section of this pricing supplement called "Description of Class A MPS and Class B MPS --Historical Information."

Basket shares                    The basket is composed of the American
                                 Depository Shares of fifteen Chinese
                                 companies. The following table sets forth the issuer of each basket share, the ticker symbol for each basket share on the New York Stock
                                 Exchange, Inc., which we refer to as the NYSE, the proportion of the initial basket value represented by each basket share contained in the basket, the exchange ratio for each basket share, the initial average price of each basket share used to calculate its exchange ratio and the value of the fractional share of each basket share contained in the basket:


                                                                                              Initial
                                                           Basket                             Average     Initial
                                                           Share     Percentage               Price of    Value Per
                                                           Ticker    of Initial    Exchange    Basket      Basket
                              Issuer of Basket Shares      Symbol   Basket Value    Ratio      Shares      Share
                              -----------------------      ------   ------------   --------   --------    ---------
                           Aluminum Corp of China Limited    ACH      6.667%       $                       $66.67
                           Brilliance China Automotive
                              Holdings Limited               CBA      6.667%       $                       $66.67
                           China Eastern Airlines
                              Corporation Limited            CEA      6.667%       $                       $66.67
                           China Life Insurance Company
                              Limited                        LFC      6.667%       $                       $66.67
                           China Mobile (Hong Kong) Ltd      CHL      6.667%       $                       $66.67
                           China Petroleum & Chemical
                              Corporation                    SNP      6.667%       $                       $66.67
                           China Southern Airlines
                              Company Limited                ZNH      6.667%       $                       $66.67
                           China Telecom Corporation Ltd     CHA      6.667%       $                       $66.67
                           China Unicom Limited              CHU      6.667%       $                       $66.67
                           CNOOC Limited                     CEO      6.667%       $                       $66.67
                           Guangshen Railway Company
                              Limited                        GSH      6.667%       $                       $66.67
                           Huaneng Power International,
                              Inc.                           HNP      6.667%       $                       $66.67
                           PetroChina Company Limited        PTR      6.667%       $                       $66.67
                           Sinopec Shanghai
                              Petrochemical Company
                              Limited                        SHI      6.667%       $                       $66.67
                           Yanzhou Coal Mining Company
                              Limited                        YZC      6.667%       $                       $66.67

                                 The exchange ratio for each basket share is a fraction of a share calculated so that each basket share represents its initial value, indicated in the table above, of the $1,000 initial basket value based on the average closing prices of the basket shares on the first three trading days immediately following the day we offer the MPS for initial sale to the public.

                                 We will use the U.S. dollar prices of the basket shares on the NYSE to calculate the basket values as of each period valuation date. Currently, the central bank of the People's Republic of China ("China") maintains a monetary policy that stabilizes the rate of exchange between the Chinese Renminbi and the U.S. dollar. The exchange rate on March 25, 2004 was 8.2771 Chinese Renminbi per U.S. dollar. We cannot predict whether the Chinese government will continue its existing foreign exchange policy, or if and when the Chinese government will allow free conversion of Renminbi to other currencies. Fluctuations in the exchange rate between the Chinese Renminbi and the U.S. dollar will affect the U.S. dollar equivalent of the Chinese Renminbi price of the ordinary shares underlying the basket shares on The Stock Exchange of Hong Kong Limited and, as a result, will affect the closing price of the basket shares, which may consequently affect the value of the MPS. We cannot predict nor give any assurance as to whether the exchange rate will change in the future or as to frequency or level of fluctuations in the exchange rate or the impact of the exchange rate on the basket shares or the MPS.

                                 The exchange ratio for each of the basket shares will remain constant for the term of the MPS unless adjusted for certain events relating to such basket share or the issuer of that basket share. See "Description of Class A MPS and Class B MPS--Adjustments to the Exchange Ratios." In addition, the exchange ratio for each basket share and the composition of the basket will be adjusted if any basket share is no longer listed and a class of ordinary shares of the issuer of that basket share are not then listed on the NYSE or other primary U.S. securities exchange or traded through the facilities of a U.S. national securities system. In such circumstances, the basket share will be removed from the basket, and the value of that removed basket share will be distributed among the remaining basket shares according to their then relative weightings in the basket. To effect the basket adjustment, the exchange ratio of each remaining basket share will be increased by a number of shares, or fraction of a share, of such basket share with a value equal to its then proportionate weighting in the basket of the value, per MPS, of the removed basket share. See paragraph number six in the section of this pricing supplement called "Description of Class A MPS and Class B MPS--Adjustments to the Exchange Ratios."

MS & Co. will be the             We have appointed our affiliate, Morgan Stanley
calculation agent                & Co. Incorporated, which we refer to as MS &
                                 Co., to act as calculation agent for JPMorgan
                                 Chase Bank, the trustee for our senior notes.
                                 As calculation agent, MS & Co. will calculate the basket value on each period valuation date, the quarterly performances for each class of MPS, the basket-linked payment amount for each class of MPS, and the payment to you at maturity and determine what, if any, adjustments should be made to the exchange ratios to reflect certain corporate and other events and whether a market disruption has occurred.

The treatment of the MPS for     The Class A MPS will be treated, and we intend
U.S. federal income tax          to treat the Class B MPS, as "contingent
purposes                         payment debt instruments" for U.S. federal
                                 income tax purposes, as described in the section of this pricing supplement called
                                 "Description of Class A MPS and Class B
                                 MPS--United States Federal Income Taxation."
                                 Under this treatment, if you are a U.S.
                                 taxable investor, you will generally be
                                 subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the MPS even though you will not receive any stated interest payments on the MPS. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the MPS generally will be treated as ordinary income. If the Internal Revenue Service (the "IRS") were successful in asserting an alternative characterization for the MPS, the timing and character of income on the MPS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the MPS, and the IRS or courts may disagree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of Class A MPS and Class B MPS--United States
                                 Federal

                                 Income Taxation" and the sections called
                                 "United States Federal Taxation--Notes--Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices" and "United States Federal Taxation--Backup Withholding" in the accompanying prospectus supplement.

                                 If you are a foreign investor, please read the section of this pricing supplement called "Description of Class A MPS and Class B MPS--United States Federal Income Taxation."

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the MPS.

Where you can find more          The MPS are senior notes issued as part of our
information on the MPS           Series C medium-term note program. You can
                                 find a general description of our Series C medium-term note program in the accompanying prospectus supplement dated August 26, 2003.
                                 We describe the basic features of this type of
                                 note in the sections of the prospectus
                                 supplement called "Description of
                                 Notes--Floating Rate Notes" and "--Notes
                                 Linked to Commodity Prices, Single Securities,
                                 Baskets of Securities or Indices."

                                 Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the MPS, you should read the "Description of Class A MPS and Class B MPS" section in this pricing supplement. You should also read about some of the risks involved in investing in MPS in the section called "Risk Factors." The tax treatment of investments in equity-linked notes such as MPS differs from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of Class A MPS and Class B MPS--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the MPS.

How to reach us                  You may contact your local Morgan Stanley
                                 branch office or our principal executive offices at 1585 Broadway, New York, New York
                                 10036 (telephone number (212) 761-4000).

                        HYPOTHETICAL PAYOUTS ON THE MPS

     The basket-linked payment amount is based on the value of the basket determined over the averaging dates for each quarterly valuation period. Because the value of the basket shares may be subject to significant fluctuations over the term of the MPS, it is not possible to present a chart or table illustrating the complete range of possible payouts at maturity. The examples of the hypothetical payout calculations that follow are intended to illustrate the effect of general trends in the value of the basket on the amount payable to you at maturity. However, no assurance can be given that the value of the basket will appreciate or depreciate over the term of the MPS in accordance with any of the trends depicted by the hypothetical examples below, and the size and frequency of any fluctuations in the value of the basket shares over the term of the MPS, which we refer to as the volatility of the basket shares, may be significantly different than the volatility of the basket shares implied by any of the examples. The basket values used to determine the quarterly performances of the Class A MPS and the Class B MPS will be based on the average closing prices of the basket shares at each quarterly valuation period.

     Assuming for purposes of illustration a hypothetical maximum quarterly performance equal to 1.15 (equivalent to a quarterly return of the basket of 15%), the basket-linked payment amount for each of the examples below is calculated using the following formula:

    Basket-linked Payment   =   $1,000   x   (Product of each of the Quarterly Performances)
    Amount

    where,


                                               Basket Value at end of Quarterly
                                                       Valuation Period
    Quarterly Performance   =   lesser of    ------------------------------------- and 1.15
                                               Basket Value at start of Quarterly
                                                         Valuation Period



     Beginning on PS-11, we have provided examples of the hypothetical payouts on the MPS. Below is a simplified example to illustrate how the basket-linked payment amount is calculated. For purposes of the following illustration, assume a hypothetical MPS with four quarterly valuation periods and a basket with an initial value of 1,000.

     If the basket value at the end of each quarterly valuation period is 1,060, 1,050, 1,250 and 1,080, respectively, the Quarterly Performance for each of the quarterly valuation periods would be as follows:

                 Basket Value
                  at start of          Basket Value
              Quarterly Valuation   at end of Quarterly                      Basket       Quarterly
Quarter             Period           Valuation Period                     Performance    Performance
-------       -------------------   -------------------                   -----------    -----------
                                                          1,060.00
1st Quarter        1,000.00              1,060.00        ------------ =        1.06           1.06
                                                          1,000.00

                                                          1,050.00
2nd Quarter        1,060.00              1,050.00        ------------ =      .99057         .99057
                                                          1,060.00

                                                          1,250.00                                          (lesser of
3rd Quarter        1,050.00              1,250.00        ------------ =     1.19048           1.15           1.19048
                                                          1,050.00                                           and 1.15)

                                                          1,080.00
4th Quarter        1,250.00              1,080.00        ------------ =      .86400         .86400
                                                          1,250.00


     The basket-linked payment amount equals $1,000 times the product of each of the quarterly performances. Based on the quarterly performances in the above example, the basket-linked payment amount would be calculated as follows:

    $1,000   x   (1.06  x  .99057  x  1.15  x  .86400)    =     $1,043.28

     The basket-linked payment amount of $1,043.28 represents an increase of 4.328% above the issue price of the MPS. Because the quarterly performance for the quarterly valuation period ending in the third quarter was limited to 1.15, the return of the basket-linked payment amount as a percentage of the issue price is less than the simple return of the basket. The simple return of the basket, which we refer to as the simple price return of the basket, would measure the overall performance of the basket by dividing the basket value at the end of the final quarterly valuation period by the basket value on the day we offer the MPS for initial sale to the public and would be calculated as follows:

    Simple Price Return of the   =  1,080.00
    Basket                          --------------------------  =    8%
                                    1,000.00

     The simple price return of the basket of 8% on a $1,000 note would result in an investment return of $1,080.00, which is greater than the basket-linked payment amount of $1,043.28. The simple price return of the basket does not include dividends, if any, paid on the basket shares over the term of the MPS

                      *              *             *

     A set of hypothetical examples follows below. The examples are intended to illustrate, in the case of the Class A MPS, the effect of a maximum quarterly performance on a hypothetical investment in a Class A MPS, and, in the case of the Class B MPS, the effect of both a higher maximum quarterly performance and a minimum payment amount that is less than the principal amount of the MPS.

     The examples beginning on PS-11 are based on the following hypothetical terms:

o    Quarterly Valuation Periods: 15

o    Initial Basket Value: 1,000.00

o    Class A MPS Minimum Payment Amount: $1,000 (100% of the Initial Basket
     Value)

o    Class B MPS Minimum Payment Amount: $900 (90% of the Initial Basket Value)

o Class A MPS Maximum Quarterly Performance: 1.15 (equivalent to a quarterly return of the basket of 15%)

o Class B MPS Maximum Quarterly Performance: 1.18 (equivalent to a quarterly return of the basket of 18%)

     The trends and basket-linked payment amounts described in the examples below are hypothetical and are provided only as an illustration. The maximum quarterly performance for each class of MPS, the actual trends of the basket value and the resulting basket-linked payment amount over the 31 quarterly valuation periods of the MPS will be different than the examples.

     As you review the examples, please note that although the maximum quarterly performance for any quarter is 1.15 or 1.18 (equivalent to a quarterly return of the basket of 15% or 18%, respectively), depending on the class of MPS, in measuring the basket performance for the subsequent quarterly period we will use the actual basket value at the start of the quarterly valuation period for that subsequent quarterly period rather than the basket value that would have resulted from an increase of 15% or 18%, as the case may be, in the basket value during the previous quarter. For example, in Example 3, the basket value increases from 1,380 to 1,670 for the sixth quarterly valuation period, resulting in a basket value performance of 1.21015 (equivalent to an increase in the basket value of 21.015% in that quarter), but a Class A MPS quarterly performance of 1.15 and a Class B MPS maximum quarterly performance of 1.18. In the subsequent quarterly period the basket value performance is measured using 1,670 as the starting value of the basket value for that subsequent quarterly period rather than 1,587, in the case of the Class A MPS, or 1,628.40, in the case of the Class B MPS, the basket value that would have resulted from an increase of 15% or 18%, as the case may be, in the basket value during the previous quarterly period.

     Quarterly periods which resulted in an increase in the basket value of in excess of the maximum quarterly performance for either the Class A MPS or the Class B MPS, or both, are indicated in bold typeface below.


            ----------------------------------------------------------------------------------------------------------------
              Example 1                                                Example 2

              Hypothetical                  Class A        Class B     Hypothetical                 Class A       Class B
Quarterly       Ending        Basket          MPS            MPS         Ending       Basket          MPS           MPS
Valuation       Basket        Value         Quarterly     Quarterly      Basket       Value         Quarterly    Quarterly
  Period        Value       Performance    Performance   Performance     Value       Performance   Performance   Performance
            ----------------------------------------------------------------------------------------------------------------
    Q1          1,040         1.04000       1.04000       1.04000        1,040        1.04000       1.04000       1.04000
    Q2          1,080         1.03846       1.03846       1.03846        1,070        1.02885       1.02885       1.02885
    Q3          1,130         1.04630       1.04630       1.04630        1,350        1.26168       1.15000       1.18000
    Q4          1,180         1.04425       1.04425       1.04425        1,080        0.80000       0.80000       0.80000
    Q5          1,230         1.04237       1.04237       1.04237        1,120        1.03704       1.03704       1.03704
    Q6          1,290         1.04878       1.04878       1.04878        1,160        1.03571       1.03571       1.03571
    Q7          1,350         1.04651       1.04651       1.04651        1,210        1.04310       1.04310       1.04310
    Q8          1,410         1.04444       1.04444       1.04444        1,420        1.17355       1.15000       1.17355
    Q9          1,470         1.04255       1.04255       1.04255        1,430        1.00704       1.00704       1.00704
   Q10          1,540         1.04762       1.04762       1.04762        1,500        1.04895       1.04895       1.04895
   Q11          1,600         1.03896       1.03896       1.03896        1,570        1.04667       1.04667       1.04667
   Q12          1,630         1.01875       1.01875       1.01875        1,640        1.04459       1.04459       1.04459
   Q13          1,680         1.03067       1.03067       1.03067        1,720        1.04878       1.04878       1.04878
   Q14          1,710         1.01786       1.01786       1.01786        1,710        0.99419       0.99419       0.99419
   Q15          1,750         1.02339       1.02339       1.02339        1,750        1.02339       1.02339       1.02339
            ---------------------------------------------------------------------------------------------------------------

                  Class A Basket-linked Payment Amount:    $1,750        Class A Basket-linked Payment Amount:  $1,563.09
                        Class A Minimum Payment Amount:    $1,000              Class A Minimum Payment Amount:     $1,000
                    Class A Maturity Redemption Amount:    $1,750          Class A Maturity Redemption Amount:  $1,563.09
                  Class B Basket-linked Payment Amount:    $1,750        Class B Basket-linked Payment Amount:  $1,636.71
                        Class B Minimum Payment Amount:    $  900              Class B Minimum Payment Amount:     $1,000
                    Class B Maturity Redemption Amount:    $1,750          Class B Maturity Redemption Amount:  $1,636.71
          ---------------------------------------------------------------------------------------------------------------
                     Simple Price Return of the Basket:    $1,750           Simple Price Return of the Basket:     $1,750
          ---------------------------------------------------------------------------------------------------------------

          --------------------------------------------------------------
             Example 3
                                       Class A
             Hypothetical                MPS         Class B
Quarterly     Ending      Basket      Quarterly        MPS
Valuation     Basket      Value      Performance    Quarterly
  Period       Value    Performance    Amount       Performance
           --------------------------------------------------------------
    Q1        1,040       1.04000     1.04000       1.04000
    Q2        1,220       1.17308     1.15000       1.17308
    Q3        1,140       0.93443     0.93443       0.93443
    Q4        1,390       1.21930     1.15000       1.18000
    Q5        1,380       0.99281     0.99281       0.99281
    Q6        1,670       1.21015     1.15000       1.18000
    Q7        1,400       0.83832     0.83832       0.83832
    Q8        1,370       0.97857     0.97857       0.97857
    Q9        1,430       1.04380     1.04380       1.04380
   Q10        1,670       1.16783     1.15000       1.16783
   Q11        1,640       0.98256     0.98256       0.98256
   Q12        1,720       1.04878     1.04878       1.04878
   Q13        1,690       0.98256     0.98256       0.98256
   Q14        2,080       1.23077     1.15000       1.18000
   Q15        1,750       0.84135     0.84135       0.84135
           --------------------------------------------------------------
           Class A Basket-linked Payment Amount:  $1,414.83
                 Class A Minimum Payment Amount:     $1,000
             Class A Maturity Redemption Amount:  $1,414.83
           Class B Basket-linked Payment Amount:  $1,583.32
                 Class B Minimum Payment Amount:     $1,000
             Class B Maturity Redemption Amount:  $1,583.32
           --------------------------------------------------------------
              Simple Price Return of the Basket:     $1,750
           --------------------------------------------------------------

     In Examples 1, 2 and 3, the basket value increases 75% over the term of the MPS and ends above the initial value of 1,000 . However, each example produces a different return on an investment in the MPS because the hypothetical performance of the basket over the term of the MPS is different in each example.

o In Example 1, the quarterly performance never exceeds the hypothetical Class A MPS maximum quarterly performance of 1.15 or the hypothetical Class B MPS maximum quarterly performance of 1.18, and consequently, in both scenarios, the basket-linked payment amount equals $1,750, which is equivalent to the simple price return of the basket of $1,750. Therefore, the amount payable at maturity for both the Class A MPS and the Class B MPS would be the basket-linked payment amount of $1,750, representing a 75% increase above the issue price.

o In Example 2, the basket value increases more than 15% in the third and eighth quarterly valuation periods, and the quarterly performances for each of those periods is limited to the maximum of 1.15 for the hypothetical Class A MPS. In contrast, the basket value increases by more than 18% in only the third quarterly valuation period, and the quarterly performance is limited to 1.18 for the hypothetical Class B MPS only in that period. Any significant decrease in the basket value (see, for example, the fourth quarterly valuation period) is not subject to any corresponding limit. Consequently, the Class A MPS basket-linked payment amount of $1,563.09 is less than the simple price return of the basket of $1,750. The Class B MPS basket-linked payment amount of $1,636.71 is also less than the simple price return of the basket but is greater than the Class A MPS basket-linked payment amount because of the higher maximum quarterly performance for the Class B MPS. Therefore, although the basket value increases 75% over the term of the MPS, the amount payable at maturity is $1,563.09 for each Class A MPS and $1,636.71 for each Class B MPS, representing a 56.3% and a 63.7% increase, respectively, above the issue price.

o In Example 3, the basket value increases more than 15% in the second, fourth, sixth, tenth and fourteenth quarterly valuation periods, and the quarterly performance for each of those periods is limited to the maximum of 1.15 for the hypothetical Class A MPS. In contrast, the basket value increases by more than 18% in only the fourth, sixth and fourteenth quarterly valuation periods, and the quarterly performance for each of those periods is limited to 1.18 for the hypothetical Class B MPS. Any significant decrease in the basket value (see, for example, the seventh quarterly valuation period) is not subject to a corresponding limit. Consequently, the Class A MPS basket-linked payment amount of $1,414.82 is significantly less than the simple price return of the basket of $1,750. The Class B MPS basket-linked payment amount of $1,583.29 is also less that the simple price return of the basket but is greater than the Class A MPS basket-linked payment amount because of the higher maximum quarterly performance for the Class B MPS. Therefore, although the basket value increases 75% over the term of the MPS, the amount payable at maturity is $1,414.82 for each Class A MPS and $1,583.29 for each Class B MPS, representing a 41.5% and a 58.3% increase, respectively, above the issue price.

            ------------------------------------------------------------------------------------------------------------------------
            Example 4                                                   Example 5
                                                            Class B
Quarterly    Hypothetical                   Class A MPS       MPS       Hypothetical                     Class A MPS     Class B MPS
Valuation   Ending Basket   Basket Value     Quarterly     Quarterly    Ending Basket    Basket Value     Quarterly       Quarterly
  Period        Value        Performance    Performance   Performance       Value         Performance    Performance     Performance
            ------------------------------------------------------------------------------------------------------------------------
    Q1           1,040         1.04000         1.04000      1.04000          1,030          1.03000          1.03000        1.03000
    Q2             980         0.94231         0.94231      0.94231          1,080          1.04854          1.04854        1.04854
    Q3             930         0.94898         0.94898      0.94898          1,130          1.04630          1.04630        1.04630
    Q4             960         1.03226         1.03226      1.03226          1,360          1.20354          1.15000        1.18000
    Q5             900         0.93750         0.93750      0.93750          1,140          0.83824          0.83824        0.83824
    Q6             870         0.96667         0.96667      0.96667          1,440          1.26316          1.15000        1.18000
    Q7             880         1.01149         1.01149      1.01149          1,830          1.27083          1.15000        1.18000
    Q8             910         1.03409         1.03409      1.03409          1,440          0.78689          0.78689        0.78689
    Q9             870         0.95604         0.95604      0.95604          1,290          0.89583          0.89583        0.89583
   Q10             840         0.96552         0.96552      0.96552          1,680          1.30234          1.15000        1.18000
   Q11             880         1.04762         1.04762      1.04762          1,320          0.78571          0.78571        0.78571
   Q12             870         0.98864         0.98864      0.98864          1,580          1.19697          1.15000        1.18000
   Q13             830         0.95402         0.95402      0.95402          1,630          1.03165          1.03165        1.03165
   Q14             810         0.97590         0.97590      0.97590          1,550          0.95092          0.95092        0.95092
   Q15             850         1.04938         1.04938      1.04938          1,400          0.90323          0.90323        0.90323
            ------------------------------------------------------------------------------------------------------------------------
                     Class A Basket-linked Payment Amount    $  850               Class A Basket-linked Payment Amount:    $  935
                          Class A Minimum Payment Amount:    $1,000                     Class A Minimum Payment Amount:    $1,000
                      Class A Maturity Redemption Amount:    $1,000                 Class A Maturity Redemption Amount:    $1,000
                    Class B Basket-linked Payment Amount:    $  850               Class B Basket-linked Payment Amount:    $1,063.49
                          Class B Minimum Payment Amount:    $  900                     Class B Minimum Payment Amount:    $  900
                      Class B Maturity Redemption Amount:    $  900                 Class B Maturity Redemption Amount:    $1,063.49
            ------------------------------------------------------------------------------------------------------------------------
                       Simple Price Return of the Basket:    $  850                  Simple Price Return of the Basket:    $1,400
            ------------------------------------------------------------------------------------------------------------------------


     In Example 4, the basket value decreases over the term of the MPS and ends below the initial value of 1,000 . The quarterly performances of the basket never exceed the hypothetical Class A MPS maximum quarterly performance of 1.15 or the hypothetical Class B MPS maximum quarterly performance of 1.18, and consequently, in both scenarios, the basket-linked payment amount equals $850, which is equivalent to the simple price return of the basket of $850. Although the basket value decreases 15% over the term of the MPS, the amount payable at maturity of the MPS is the minimum payment amount. Therefore, the investor in the hypothetical Class A MPS receives a return of the full principal amount of the MPS. In contrast, the investor in the Class B MPS receives a return of only 90% of the principal amount of the MPS.

     In Example 5, the basket value increases over the term of the MPS and ends above the initial value of 1,000 . The basket value increases more than both the Class A MPS maximum quarterly performance and the Class B MPS maximum quarterly performance in the fourth, sixth, seventh, tenth and twelfth quarterly valuation periods, and the quarterly performance for each of those periods is limited to the maximum of 1.15 for the hypothetical Class A MPS and
1.18 for the hypothetical Class B MPS. Any significant decrease in the basket value (see, for example, the fifth, eighth and eleventh quarterly valuation periods) is not subject to a corresponding limit. Consequently, the Class A MPS basket-linked payment amount of $935.00 is significantly less than the simple price return of the basket of $1,400, and the Class B MPS basket-linked payment amount of $1,063.49 is also less that the simple price return of the basket. Therefore, although the basket value increases 40% over the term of the MPS, the amount payable at maturity for the hypothetical Class A MPS is the minimum payment amount of $1,000 (equivalent to the issue price), while the amount payable at maturity for the hypothetical Class B MPS is $1,063.49 (representing a 6.349% increase above the issue price). In both cases, the return on the MPS is significantly less than the simple price return of the basket of $1,400.

                                  RISK FACTORS

     The MPS are not secured debt and, unlike ordinary debt securities, the Class A MPS and the Class B MPS do not pay interest. In addition, the Class B MPS do not guarantee the full return of principal at maturity. Investing in the MPS is not equivalent to investing directly in the basket or the individual basket shares. This section describes the most significant risks relating to the MPS. You should carefully consider whether the MPS are suited to your particular circumstances before you decide to purchase them.

Unlike ordinary debt             The terms of the MPS differ from those of
securities, MPS do not pay       ordinary debt securities in that we will not
interest                         pay interest on the MPS. Because no assurance
                                 can be given that the basket-linked payment amount due at maturity will exceed either the minimum payment amount of $1,000 on the Class
                                 A MPS or the minimum payment amount of $900 on the Class B MPS, the return on your investment may be less than the amount that would be paid on an ordinary debt security and may be negative in the case of the Class B MPS. The return of only the minimum payment amount on the Class B MPS at maturity will result in a loss on your investment in the MPS, and the return of only the minimum payment amount on the Class A MPS at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time.

The Class B MPS may pay less     We do not guarantee full return of principal
than the principal amount at     on the Class B MPS at maturity. If the
maturity                         basket-linked payment amount due at maturity
                                 is less than minimum payment amount for Class
                                 B MPS, you will receive at maturity for each $1,000 principal amount of MPS that you hold only the minimum payment amount of $900, which represents a loss of 10% of the principal amount and issue price of each Class B MPS. In addition, if the basket-linked payment amount is greater than $900 but still less than $1,000, you will receive at maturity for your Class B MPS an amount that is less than the $1,000 principal amount and issue price of each Class B MPS.

The MPS will not be listed       The MPS will not be listed on any securities
                                 exchange. There may be little or no secondary market for the MPS. Even if there is a secondary market, no assurance can be given that it will provide sufficient liquidity to allow you to trade or sell the MPS easily. MS
                                 & Co. currently intends to act as a market maker for the MPS, but it is not required to do so.

Market price of the MPS will     Several factors, many of which are beyond our
be influenced by many            control, will influence the value ofthe MPS,
unpredictable factors            including:

                                 o    the relative performance of each of the
                                      basket shares at any time and, in
                                      particular, on the specified averaging
                                      dates

                                 o    the volatility (frequency and magnitude
                                      of changes in value) of each of the
                                      basket shares

                                 o    the dividend rate on the stocks
                                      underlying each of the basket shares

                                 o    interest and yield rates in the market

                                 o    geopolitical conditions and economic,
                                      financial, political and regulatory or
                                      judicial events that affect the baskets
                                      shares or stock markets generally and
                                      that may affect the value of the basket
                                      shares on the specific period valuation
                                      dates

                                 o the time remaining to the maturity of the MPS

                                 o    our creditworthiness

                                 o    the occurrence of certain events
                                      affecting a particular basket share that may or may not require an adjustment to its exchange ratio or to the basket

                                 Some or all of these factors will influence the price that you will receive if you sell your MPS prior to maturity. For example, you may have to sell your MPS at a substantial discount from the principal amount if market interest rates rise or if at the time of sale the basket-linked payment amount calculated to that date is less than or equal to $1,000, indicating that the magnitude of the decreases in the basket value during previous quarterly valuation periods is greater than the increases in the basket value during previous quarterly valuation periods.

                                 You cannot predict the future performance and volatility of the basket shares based on their historical performance. We cannot guarantee that the quarterly performance of the basket over the term of the MPS will result in a basket-linked payment amount in excess of the minimum payment amount or the issue price of the MPS.

Investing in the MPS is not      Because the basket-linked payment amount is
equivalent to investing in the   based on the compounded quarterly return of
basket or the individual         the basket value during 31 quarterly valuation
basket shares                    periods over the term of the MPS and your
                                 participation in any quarterly increases is limited to 14.5% to 16.5% on the Class A MPS and 17.5% to 19.5% on the Class B MPS, it is possible for the return on your investment in the MPS (the effective yield to maturity) to be substantially less than the return of the basket value over the term of the MPS. As demonstrated by Examples 2 and 3 under "Hypothetical Payouts on the MPS" above, an investment in the MPS may result in a return that is less than the simple price return of the basket. The amount of the discrepancy, if any, between the basket-linked payment amount and simple price return of the basket will depend on how often and by how much any quarterly performances exceed the maximum quarterly performances of 1.145 to 1.165, or 14.5% to 16.5%, for Class A MPS, and 1.175 to
                                 1.195, or 17.5% to 19.5%, for Class B MPS,
                                 during the 31 quarterly valuation periods over the term of the MPS. The maximum quarterly performance for each class of MPS will be determined on the day we offer the MPS for initial sale to the public.

                                 The maximum quarterly performance of each class of MPS will operate to limit your participation in the increase in the value of the basket during any quarterly valuation period to a maximum of 14.5% to 16.5% in the case of the Class A MPS and 17.5% to 19.5% in the case of the Class B MPS, while your exposure to any decline in the value of the basket during any quarterly valuation period will not be limited. It is possible that increases in the value of the basket during some quarterly valuation periods will be offset by declines in the value of the basket during other quarterly valuation periods during the term of the MPS. However, because of the limits on your participation in quarterly increases in the value of the basket resulting from the maximum quarterly performance, it is possible that increases in the value of the basket that would otherwise offset declines in the value of the basket will not in fact do so. Consequently, as demonstrated in Example 5 above in the case of the Class A MPS, it is possible that the basket-linked payment amount may be less than the minimum payment amount for the MPS, even if the value of the basket increases substantially over the term of the MPS. In that case, you would receive the corresponding minimum payment amount for such MPS, which is less than the simple price return of the basket.

                                 You can review the historical prices of each of the basket shares in the section of this pricing supplement called "Description of Class A MPS and Class B MPS--Historical Information."

Changes in the value of one or   Price movements in the basket shares may not
more of the basket shares may    correlate with each other. At a time when the
offset each other                value of one or more of the basket shares
                                 increases, the value of one or more of the other basket shares may not increase as much or may even decline in value. In addition, if one basket share has declined relative to another basket share, the basket share that has declined will make up a smaller percentage of the basket on the subsequent period valuation date. Consequently, subsequent increases in that basket share will have less of an impact on the basket value than the relatively higher basket shares so that, for example, a 10% increase in the value of the basket share with the lower relative performance would not fully offset a 10% decrease in the value of the basket share with the higher relative performance.

                                 Therefore, in calculating the basket value as of a period valuation date, increases in the value of one or more of the basket shares may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket shares. You can review the historical prices of each of the basket shares for each calendar quarter in the period from January 1, 2001 through March 25, 2004 in this pricing supplement under "Description of Class A MPS and Class B MPS--Historical Information." You cannot predict the future performance of any of the basket shares or of the basket as a whole, or whether increases in the prices of any of the basket shares will be offset by decreases in the prices of other basket shares, based on their historical performance. In addition, there can be no assurance that the maturity redemption amount will be higher than $1,000 so that you will receive at maturity an amount in excess of the principal amount of the MPS.

No guarantee that the            If any of the basket shares are not listed or
basket shares                    traded on any U.S. national securities
will continue to be listed       exchange or through the facilities of a U.S.
                                 national securities system, the basket will be adjusted so that the portion of the basket comprised of the delisted basket share is distributed proportionally among the remaining basket shares at their then current proportion of the basket. As a result, the liquidity and market prices of the MPS may be adversely affected. No assurance may be given that the basket shares will not be delisted. See paragraph number six in the section of this pricing supplement called "Description of
                                 Class A MPS and Class B MPS--Adjustments to the Exchange Ratios."

Potential risks of investing     An investment in the MPS involves
in a security linked to shares   considerations that may not be associated with
in an emerging foreign market    a security linked to the stock of a U.S.
                                 issuer. These considerations relate to foreign market factors generally and may include, for example, different accounting requirements and regulations, different securities trading rules and conventions and different and, in some cases, more adverse economic environments.

                                 In addition, China is considered to be an emerging market country and investments in emerging markets may be subject to greater risks as a result of a number of considerations. These considerations may include greater risk of market shut down, greater governmental involvement in the economy and, in some cases, greater volatility, unpredictability and economic and political instability and higher risk of civil or international conflict or war. You will also be exposed to currency exchange rate risks. See "--The MPS are also subject to currency exchange rate risk" below.

Basket share prices are          The trading prices of common stocks of
volatile                         companies in China have been and are likely to
                                 continue to be volatile. Fluctuations in the trading prices of the basket shares may result in a significant disparity between the value of the basket on any or all of the period valuation dates and the overall performance of the basket over the term of the MPS.

The MPS are also subject to      The MPS are subject to currency exchange rate
currency exchange rate risk      risk. Currently, the central bank of China
                                 maintains a monetary policy that stabilizes the rate of exchange between the Chinese
                                 Renminbi and the U.S. dollar. The exchange rate on March 25, 2004 was 8.2771 Chinese
                                 Renminbi per U.S. dollar. We cannot predict whether the Chinese government will continue its existing foreign exchange policy or if and when the Chinese government will allow free conversion of Renminbi to other currencies.
                                 There can be no assurance that the exchange rate will remain fixed over the term of the MPS. If the central bank of China were to let the Chinese Renminbi float against the U.S.
                                 dollar, the exchange rate might be subject to significant fluctuations. Fluctuations in the exchange rate between the Chinese Renminbi and the U.S. dollar may affect the U.S. dollar equivalent of the Chinese Renminbi price of the basket shares on The Stock Exchange of Hong Kong Limited and, as a result, may affect the closing price of the basket shares, which may consequently affect the value of the MPS.

                                 The currencies of other countries in the Asian region have been subject to significant fluctuations against the U.S. dollar in recent years, including as a result of devaluations of such currencies and other governmental actions with respect to such currencies, and may be subject to significant fluctuations in the future. Fluctuations in these other currencies may also have a significant impact on the exchange rate between the Chinese Renminbi and the U.S. dollar, if the central bank of China makes the Renmimbi freely convertible. Previous fluctuations or periods of relative stability in the exchange rates of those currencies in the Asian region or the Chinese Renminbi are not necessarily indicative of fluctuations or periods of relative stability in those rates that may occur over the term of the MPS.

                                 In addition, the exchange rate between Chinese Renminbi and U.S. dollars may change over time from the interaction of political and economic factors affecting conditions in and between China as a whole and the United States of America, as well as from economic and political developments in other countries.

There are risks associated       The performance of the MPS is dependent upon
with investments in a limited    the performance of fifteen issuers in
number of sectors                particular sectors of the Chinese
                                 economy-namely, the energy, transportation and telecommunications industries. Consequently, the value of the MPS may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence than an investment in a more broadly diversified group of Chinese issuers.
                                 If one or more basket shares is delisted and, accordingly, removed from the basket, the basket may become more concentrated among a smaller number of sectors of the Chinese economy. See paragraph number six in the section of this pricing supplement called
                                 "Description of Class A MPS and Class B
                                 MPS--Adjustments to the Exchange Ratios."

Morgan Stanley is not            We are not affiliated with any of the issuers
affiliated with the issuers of   of the basket shares and the issuers of the
the basket shares                basket shares are not involved with this
                                 offering in any way. Consequently, we have no ability to control the actions of the issuers of the basket shares, including any corporate actions of the type that would require the Calculation Agent to adjust the exchange ratios of the basket shares. The issuers of the basket shares have no obligation to consider your interests as an investor in the MPS in taking any corporate actions that might affect the value of your MPS. None of the money you pay for the MPS will go to the issuers of the basket shares.

Morgan Stanley may engage in     We or our affiliates may presently or from
business with or involving one   time to time engage in business with one or
or more of the issuers of the    more of the issuers of the basket shares
basket shares without regard     without regard to your interests, including
to your interests                extending loans to, or making equity
                                 investments in, one or more of the issuers of the basket shares or their affiliates or subsidiaries or providing advisory services to one or more of the issuers of the basket shares, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket shares. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the basket shares and to the Chinese market in general. These research reports may or may not recommend that investors buy or hold the basket shares. The basket was compiled independently of any research recommendations and may not be consistent with such recommendations. The basket currently includes stocks that we or our affiliates recommend as over-weight, equal-weight or under-weight in our research reports, as well as stocks that we or our affiliates do not cover in our research reports. Furthermore, the composition of the basket will not be affected by any change that we or our affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the issuers of the basket shares in our research reports.

You have no shareholder rights   Investing in the MPS is not equivalent to
                                 investing in the basket shares. As an
                                 investor in the MPS, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to the individual basket shares.

The antidilution adjustments     MS & Co., as calculation agent, will adjust
the calculation agent is         the exchange ratio for a basket share for
required to make do not cover    certain events affecting the basket share,
every corporate event that can   such as stock splits and stock dividends, and
affect the basket shares         certain other corporate actions involving the
                                 issuer of the basket share, such as mergers.
                                 However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the basket shares. For example, the calculation agent is not required to make any adjustments if the issuer of a basket share or anyone else makes a partial tender or partial exchange offer for that basket share. If an event occurs that does not require the calculation agent to adjust the exchange ratio, the market price of the MPS may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, the exchange ratio may materially and adversely affect the market price of the MPS.

Adverse economic interests of    Because the calculation agent, MS & Co., is
the calculation agent and its    our affiliate, the economic interests of the
affiliates may affect            calculation agent and its affiliates may be
determinations                   adverse to your interests as an investor in
                                 the MPS. As calculation agent, MS & Co. will calculate the quarterly performances and the basket-linked payment amount for both the Class A MPS and the Class B MPS and will determine what adjustments should be made, if any, to the exchange ratio for each basket share to reflect certain corporate and other events and whether a market disruption event has occurred. Determinations made by MS&Co., in its capacity as calculation agent, including adjustments to the exchange ratios, may affect the payout to you at maturity. See the sections of this pricing supplement called
                                 "Description of Class A MPS and Class B
                                 MPS--Market Disruption Event" and
                                 "--Adjustments to the Exchange Ratios."

Hedging and trading activity     We expect that MS & Co. and other affiliates
by the calculation agent and     of ours will carry out hedging activities
its affiliates could             related to the MPS, including trading in the
potentially affect the price     basket shares or the ordinary shares
of the basket shares             underlying the basket shares as well as in
                                 other instruments related to the basket shares or the ordinary shares underlying the basket shares. MS & Co. and some of our other subsidiaries also trade the basket shares and other financial instruments related to the basket shares on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the third trading day following the date we offer the MPS for initial sale to the public could potentially increase the price of the basket shares and, accordingly, potentially increase the price at which the basket shares must close over the last three trading days of each quarterly valuation period before you would receive at maturity a payment that exceeds the minimum payment amount for each class of MPS.
                                 Additionally, such hedging or trading
                                 activities during the term of the MPS could potentially affect the value of the basket shares on the period valuation dates and, accordingly, the amount of cash you will receive at maturity.

The treatment of the MPS as      You should also consider the U.S. federal
contingent payment debt          income tax consequences of investing in the
instruments for U.S. federal     MPS. The Class A MPS will be treated, and we
income tax purposes              intend to treat the Class B MPS, as
                                 "contingent payment debt instruments" for U.S.
                                 federal income tax purposes, as described in the section of this pricing supplement called
                                 "Description of Class A MPS and Class B
                                 MPS--United States Federal Income Taxation."
                                 Under this treatment, if you are a U.S.
                                 taxable investor, you will generally be
                                 subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the MPS, even though you will not actually receive any interest payments on the MPS. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the MPS generally will be treated as ordinary income. If the IRS were successful in asserting an alternative characterization for the MPS, the timing and character of income on the MPS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the MPS, and the IRS or a court may disagree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of Class A MPS and Class B MPS--United States
                                 Federal Income Taxation" and the sections called "United States Federal
                                 Taxation--Notes--Notes Linked to Commodity
                                 Prices, Single Securities, Baskets of
                                 Securities or Indices" and "United States
                                 Federal Taxation--Backup Withholding" in the accompanying prospectus supplement.

                                 If you are a foreign investor, please read the section of this pricing supplement called "Description of Class A MPS and Class B MPS--United States Federal Income Taxation."

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the MPS.

                   DESCRIPTION OF CLASS A MPS AND CLASS B MPS

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. Any term that does not refer to a specific class of MPS applies to both the Class A MPS and the Class B MPS. The term "MPS" refers to each $1,000 principal amount of any of our Class A or Class B Market Participation Securities due December 30, 2011 Linked to the Value of a Basket of American Depositary Shares of Fifteen Chinese Companies. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount........    $

Original Issue Date
(Settlement Date).................                , 2004

Maturity Date.....................   December 30, 2011, subject to extension in
                                     the event of a Market Disruption Event on one or more of the Averaging Dates for, and the postponement of, the final Period
                                     Valuation Date for calculating the
                                     Basket-linked Payment Amount.

                                     If, due to a Market Disruption Event or
                                     otherwise, the final Period Valuation Date is postponed so that it falls less than two scheduled Trading Days prior to the scheduled Maturity Date, the Maturity Date will be the second scheduled Trading Day following that final Period Valuation Date as postponed. See "--Period Valuation Dates" below.

Specified Currency................   U.S. dollars

Class A MPS CUSIP Number..........   61748AAC0

Class B MPS CUSIP Number..........   61748AAD8

Minimum Denominations.............   $1,000

Interest Rate.....................   None

Issue Price.......................   $1,000 (100%)

Maturity Redemption Amount........   At maturity, you will receive for each MPS
                                     the applicable Maturity Redemption Amount, equal to the greater of (i) the applicable
                                     Basket-linked Payment Amount and (ii) the applicable Minimum Payment Amount.

                                     We shall, or shall cause the Calculation
                                     Agent to (i) provide written notice to the Trustee and to The Depository Trust Company, which we refer to as DTC, of the Maturity Redemption Amount, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date) and (ii) deliver the aggregate cash amount due with respect to the MPS to the Trustee for delivery to DTC, as holder of the MPS, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book-Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

Minimum Payment Amount............   The Minimum Payment Amount for each Class
                                     A MPS is $1,000. The Minimum Payment
                                     Amount for each Class B MPS is $900.

Basket-linked Payment Amount......   The Basket-linked Payment Amount is equal
                                     to (i) $1,000 times (ii) the product of
                                     the applicable Quarterly Performances for each Quarterly Valuation Period over the term of the MPS.

Quarterly Performance.............   For the Class A MPS, with respect to any
                                     Quarterly Valuation Period, the Quarterly
                                     Performance for the Class A MPS will be
                                     determined by the Calculation Agent and
                                     will be equal to the lesser of (i)    and
                                     (ii) a fraction, the numerator of which
                                     will be the Basket Value determined on the Period Valuation Date at the end of such Quarterly Valuation Period and the denominator of which will be the Basket
                                     Value determined on the Period Valuation
                                     Date at the end of the previous Quarterly
                                     Valuation Period; provided that for the
                                     first Quarterly Valuation Period, the
                                     denominator will be the Initial Basket
                                     Value of $1,000.

                                     For the Class B MPS, with respect to any
                                     Quarterly Valuation Period, the Quarterly
                                     Performance for the Class B MPS will be
                                     determined by the Calculation Agent and
                                     will be equal to the lesser of (i)    and
                                     (ii) a fraction, the numerator of which
                                     will be the Basket Value determined on the Period Valuation Date at the end of such Quarterly Valuation Period and the denominator of which will be the Basket Value determined on the Period Valuation Date at the end of the previous Quarterly Valuation Period; provided that for the first Quarterly Valuation Period, the denominator will be the Initial Basket Value of $1,000.

Quarterly Valuation Periods.......   Each period from and including a Period
                                     Valuation Date to and including the
                                     immediately succeeding Period Valuation
                                     Date; provided that the first Quarterly
                                     Valuation Period will begin on the day we offer the MPS for initial sale to the public. The first Quarterly
                                     Valuation Period will be longer than one calendar quarter.

Period Valuation Dates............   The Period Valuation Dates will be (i) the
                                     last scheduled Trading Day of each March, June, September and December, beginning
                                     June 2004 to and including September 2011, and (ii) the second scheduled Trading Day prior to the Maturity Date, in each such case, subject to postponement if a Market
                                     Disruption Event occurs with respect to
                                     any Basket Share on any of the Averaging
                                     Dates relating to such Period Valuation
                                     Date as described in the two following
                                     paragraphs.

                                     If a Market Disruption Event occurs with respect to any Basket Share on any scheduled Averaging Date relating to any Period Valuation Date from and including the Period Valuation Date in June 2004 to and including the Period Valuation Date in September 2011, the related Period Valuation Date will be postponed until there have been with respect to each Basket Share three Trading Days on which no Market Disruption Event has occurred, but in no case shall be later than the fifth Trading Day following the scheduled Period Valuation Date, and the final such Averaging Date, as postponed, with respect to any affected Basket Share will be deemed the Period Valuation Date for determining the applicable Basket Value; provided that, with respect to any Basket Share, if

                                       (i) as of the third Trading Day
                                       following the applicable scheduled
                                       Period Valuation Date there have not
                                       been any Trading Days on
                                       which no Market Disruption Event has
                                       occurred with respect to such Basket
                                       Share, or

                                       (ii) as of the fourth Trading Day
                                       following the applicable scheduled
                                       Period Valuation Date there has been
                                       only one Trading Day on which no Market
                                       Disruption Event has occurred with
                                       respect to such Basket Share, or

                                       (iii) as of the fifth Trading Day
                                       following the applicable scheduled
                                       Period Valuation Date there have been
                                       only two Trading Days on which no Market
                                       Disruption Event has occurred with
                                       respect to such Basket Share,

                                     the Calculation Agent will determine the Closing Price for such Basket Share on such Trading Day and on each successive Trading Day if a Market Disruption Event occurs up to and including the fifth Trading Day following such scheduled Period Valuation Date using its good faith estimate of the closing price for such Basket Share that would have prevailed but for such Market Disruption Event.

                                     If there is a Market Disruption Event with respect to any Basket Share on any of the Averaging Dates relating to the final Period Valuation Date, the final Period Valuation Date will be postponed until there have been three Trading Days during which no Market Disruption Event has occurred with respect to any such Basket Share, and the related Basket Value will be determined as of the Period Valuation Date as postponed.

Averaging Dates...................   The Averaging Dates for any Basket Share
                                     with respect to any Period Valuation Date will be the three scheduled Trading Days immediately prior to and including such scheduled Period Valuation Date, subject to postponement if a Market Disruption
                                     Event occurs with respect to such Basket
                                     Share on any such scheduled Trading Day as described under "--Period Valuation Dates" above.

Basket Shares.....................   The Basket Shares are the American
                                     Depositary Shares, or ADS, of the fifteen issuers set forth in the table below. The table also indicates the ticker symbol for each Basket Share on the NYSE, the proportion of the Initial Basket Value represented by each Basket Share contained in the Basket, the Exchange Ratio with respect to each Basket Share, the initial average closing price of each Basket Share used to calculate its Exchange Ratio and the value of the fractional share of each Basket Share contained in the Basket based upon those initial prices.

                                                               Initial
                                          Percentage           Average   Initial
                                 Basket     of                 Price     Value
                                 Share     Initial              of        per
 Issuer of                       Ticker    Basket    Exchange  Basket    Basket
 Basket Share                    Symbol    Value     Ratio     Share     Share
 ------------                    ------   ---------  --------  -------   ------
 Aluminum Corp of China Limited     ACH      6.667%                      $66.67
 Brilliance China Automotive
   Holdings Limited                 CBA      6.667%                      $66.67
 China Eastern Airlines
    Corporation Limited             CEA      6.667%                      $66.67
 China Life Insurance Company
    Limited                         LFC      6.667%                      $66.67
 China Mobile (Hong Kong) Ltd       CHL      6.667%                      $66.67

                                                               Initial
                                          Percentage           Average   Initial
                                 Basket     of                 Price     Value
                                 Share     Initial              of        per
 Issuer of                       Ticker    Basket    Exchange  Basket    Basket
 Basket Share                    Symbol    Value     Ratio     Share     Share
 ------------                    ------   ---------  --------  -------   ------
China Petroleum & Chemical
    Corporation                     SNP      6.667%                      $66.67
China Southern Airlines
   Company Limited                  ZNH      6.667%                      $66.67
China Telecom Corporation Ltd       CHA      6.667%                      $66.67
China Unicom Limited                CHU      6.667%                      $66.67
CNOOC Limited                       CEO      6.667%                      $66.67
Guangshen Railway Company
    Limited                         GSH      6.667%                      $66.67
Huaneng Power International,        HNP      6.667%                      $66.67
    Inc.
PetroChina Company Limited          PTR      6.667%                      $66.67
Sinopec Shanghai
   Petrochemical Company
   Limited                          SHI      6.667%                      $66.67
Yanzhou Coal Mining Company
    Limited                         YZC      6.667%                      $66.67


Basket............................   The Basket is initially composed of
                                     fifteen Chinese companies that have
                                     depositary shares listed on a U.S.
                                     securities exchange or traded through the facilities of a U.S. national securities system as ADS and consists of a number of ADS of each Basket Share equal to the Exchange Ratio with respect to such Basket
                                     Share. The initial fractional amount of
                                     each Basket Share included in the Basket will be set at an Exchange Ratio calculated based on the initial weighting and Closing Price of each of the Basket
                                     Shares over the first three Trading Days on which no Market Disruption Event occurs immediately succeeding the day we offer the MPS for initial sale to the public.
                                     Initially, the Basket will be weighted
                                     equally among the Basket Shares.

Exchange Ratio....................   The Exchange Ratio for each Basket Share
                                     is set forth in the table under "--Basket
                                     Shares" above and will remain constant for the term of the MPS, subject to adjustment for certain corporate and other events relating to the Basket Share or the issuer of that Basket Share. See "--Adjustments to the Exchange Ratios" below.

Initial Basket Value..............   $1,000

Basket Value......................   The Basket Value on any date equals the
                                     sum of the products of the Average Closing
                                     Price and the Exchange Ratio for each
                                     Basket Share, each determined as of such date by the Calculation Agent; provided that the Calculation Agent will adjust the calculation of the Basket Value as necessary to reflect any adjustment to an Exchange Ratio determined pursuant to
                                     "--Adjustments to the Exchange Ratios" as described below with respect to any Basket
                                     Share that occurs during the period the
                                     Average Closing Price is determined.

Average Closing Price.............   The Average Closing Price with respect to
                                     any Basket Share is the arithmetic average of the Closing Prices of such Basket Share on each of the Averaging Dates prior to and including the related Period Valuation
                                     Date in any Quarterly Valuation Period,
                                     including as a result of any postponement due to a Market Disruption Event.

Closing Price.....................   The Closing Price for one American
                                     Depositary Share of a Basket Share (or one unit of any other security for which a Closing Price must be determined) on any Trading Day (as defined below) means:

                                     o    if a Basket Share (or any such other
                                          security) is listed or admitted to
                                          trading on a national securities
                                          exchange, the last reported sale
                                          price, regular way, of the principal
                                          trading session on such day on the
                                          principal United States securities
                                          exchange registered under the
                                          Securities Exchange Act of 1934, as
                                          amended (the "Exchange Act"), on
                                          which such Basket Share (or any such
                                          other security) is listed or admitted
                                          to trading,
                                     o    if a Basket Share (or any such other
                                          security) is a security of the Nasdaq
                                          National Market (and provided that
                                          the Nasdaq National Market is not
                                          then a national securities exchange),
                                          the Nasdaq official closing price
                                          published by The Nasdaq Stock Market,
                                          Inc. on such day, or
                                     o    if a Basket Share (or any such other
                                          security) is not listed or admitted
                                          to trading on any national securities
                                          exchange or is not a security of the
                                          Nasdaq National Market but is
                                          included in the OTC Bulletin Board
                                          Service (the "OTC Bulletin Board")
                                          operated by the National Association
                                          of Securities Dealers, Inc. (the
                                          "NASD"), the last reported sale price
                                          of the principal trading session on
                                          the OTC Bulletin Board on such day.

                                     If a Basket Share (or any such other
                                     security) is listed or admitted to trading on any national securities exchange or is a security of the Nasdaq National Market but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of such Basket Share (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on such day. If, because of a Market Disruption Event (as defined below) or otherwise, the last reported sale price or Nasdaq official closing price, as applicable, for a Basket Share (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for such Basket Share (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term security of the Nasdaq National Market will include a security included in any successor to such system, and the term OTC Bulletin Board Service will include any successor service thereto.

Trading Day......................    A day, as determined by the Calculation
                                     Agent, on which trading is generally
                                     conducted on the NYSE, the AMEX, the
                                     Nasdaq National Market, the Chicago
                                     Mercantile Exchange and the Chicago Board of Options Exchange and in over-the-counter market for equity securities in the United States.

Book Entry Note or
  Certificated Note...............   Book Entry. The MPS will be issued in the
                                     form of one or more fully registered
                                     global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the MPS. Your beneficial interest in the MPS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the MPS, for distribution to participants in accordance with DTC's procedures. For more information regarding
                                     DTC and book entry notes, please read "The
                                     Depositary" in the accompanying prospectus supplement and "Form of Securities--Global
                                     Securities--Registered Global Securities" in the accompanying prospectus.

Senior Note or Subordinated
  Note............................   Senior

Trustee...........................   JPMorgan Chase Bank (formerly known as The
                                     Chase Manhattan Bank)

Agent.............................   Morgan Stanley & Co. Incorporated and its
                                     successors ("MS & Co.")

Market Disruption Event...........   "Market Disruption Event" means, with
                                     respect to any Basket Share and with
                                     respect to the ordinary shares of the
                                     issuer of such Basket Share:

                                       (i) a suspension, absence or material
                                       limitation of trading of such Basket
                                       Share or ordinary shares of the issuer
                                       of such Basket Share on the primary
                                       market for such Basket Share or ordinary shares of the issuer of such Basket Share for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for such Basket Share or ordinary shares of the issuer of such Basket Share as a result of which the reported trading prices for such Basket Share or ordinary shares of the issuer of such Basket Share during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to such Basket Share or ordinary shares of the issuer of such Basket Share, if applicable, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

                                       (ii) a determination by the Calculation
                                       Agent in its sole discretion that any
                                       event described in clause (i) above
                                       materially interfered with the ability
                                       of Morgan Stanley or any of its
                                       affiliates to unwind or adjust all or a
                                       material portion of the hedge position
                                       in such Basket Share with respect to the MPS.

                                     For purposes of determining whether a
                                     Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event, (3) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other United States self-regulatory organization, the
                                     Securities and Exchange Commission, The
                                     Stock Exchange of Hong Kong Limited or any other relevant authority of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in options contracts on any Basket Share or ordinary shares of the issuer of such Basket Share by the primary securities market trading in such options, if applicable, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to such Basket Share or ordinary shares of the issuer of such Basket Share and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to any Basket Share or ordinary shares of the issuer of such Basket Share are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange Calculation
  in Case of an Event of Default..   In case an event of default with respect
                                     to the MPS shall have occurred and be
                                     continuing, the amount declared due and
                                     payable for each MPS upon any acceleration of the MPS will be equal to the Maturity
                                     Redemption Amount determined as though the Basket Value as of any Period Valuation
                                     Date scheduled to occur on or after such date of acceleration were the Basket Value on the date of acceleration. Therefore, the Quarterly Performance for the then current Quarterly Valuation Period would be equal to the Basket Value on the date of acceleration divided by the Basket
                                     Value determined over the Averaging Dates ending on the Period Valuation Date at the end of the previous Quarterly Valuation
                                     Period, and the Quarterly Performance for each remaining Quarterly Valuation Period would be equal to 1.

                                     If the maturity of the MPS is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Maturity Redemption Amount and the aggregate cash amount due with respect to the MPS as promptly as possible and in no event later than two Business Days after the date of acceleration.

Calculation Agent..................  MS & Co.

                                     All determinations made by the Calculation
                                     Agent will be at the sole discretion of
                                     the Calculation Agent and will, in the
                                     absence of manifest error, be conclusive for all purposes and binding on you and on us.

                                     All calculations with respect to the
                                     Exchange Ratio for each Basket Share, the
                                     Basket-linked Payment Amount and the
                                     Quarterly Performance will be made by the Calculation Agent and will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .8765432105 would be rounded to .876543211); all dollar amounts related to determination of the Supplemental Redemption Amount and the Maturity Redemption Amount payable per MPS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of MPS will be rounded to the nearest cent, with one-half cent rounded upward.

                                     Because the Calculation Agent is our
                                     affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the MPS, including with respect to certain determinations and judgments that the Calculation Agent must make in determining any Basket Value, the Basket-linked Payment Amount, the Quarterly Performance or whether a Market Disruption Event has occurred. See "--Market Disruption Event" above. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Adjustments to the Exchange
  Ratios..........................   The Exchange Ratio with respect to a
                                     Basket Share will be adjusted as follows:

                                     1. If a Basket Share (or the ordinary
                                     shares of the issuer of such Basket Share) is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Ratio for such Basket Share will be adjusted to equal the product of the prior Exchange Ratio for such Basket Share and the number of shares issued in such stock split or reverse stock split with respect to one share of such Basket Share; provided, however, that, with respect to a Basket Share, if (and to the extent that) the issuer of such Basket Share or the depositary for such Basket Share has adjusted the number of ordinary shares represented by each Basket Share so that the price of the Basket Share would not be affected by such stock split or reverse stock split, no adjustment to the Exchange Ratio shall be made.

                                     2. If a Basket Share (or the ordinary
                                     shares of the issuer of such Basket Share) is subject (i) to a stock dividend (issuance of additional shares of such Basket Share or ordinary shares of the issuer of a Basket Share) that is given ratably to all holders of shares of such Basket Share or (ii) to a distribution of such Basket Share, or ordinary shares of the issuer of a Basket Share, as a result of the triggering of any provision of the corporate charter of the issuer of such Basket Share, then once the dividend has become effective and such Basket Share is trading ex-dividend, the Exchange Ratio for such Basket Share will be adjusted so that the new Exchange Ratio for such Basket Share will equal the prior Exchange Ratio for such Basket Share plus the product of (i) the number of shares issued with respect to one share of such Basket Share and (ii) the prior Exchange Ratio for such Basket Share; provided, however, that, if (and to the extent that) the issuer of such Basket Share or the depositary for the Basket Share has adjusted the number of ordinary shares represented by each Basket Share so that the price of the Basket Share would not be affected by such stock dividend or stock distribution, no adjustment to the Exchange Ratio shall be made.

                                     3. There will be no adjustments to the
                                     Exchange Ratio for any Basket Share to
                                     reflect cash dividends or other
                                     distributions paid with respect to the
                                     Basket Share (or the ordinary shares of
                                     the issuer of such Basket Share) other
                                     than distributions described in clauses
                                     (i), (iv) and (v) of paragraph 5 below and Extraordinary Dividends as described below. For a Basket Share, cash dividends or other distributions paid on the ordinary shares represented by such
                                     Basket Share shall not be considered
                                     Extraordinary Dividends unless the net
                                     amount of such cash dividends or other
                                     distributions, when passed through to the holder of such Basket Shares, would constitute Extraordinary Dividends as described below. A cash dividend or other distribution with respect to a Basket Share will be deemed to be an "Extraordinary Dividend" if the net amount of such dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend for such Basket Share by an amount equal to at least 10% of the Closing Price of such Basket Share (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) by an amount equal to at least 10% of the Closing Price of such Basket Share on the Trading Day preceding the "ex-dividend date" (that is, the day on and after which transactions in a Basket Share on the primary United States organized securities exchange or trading system for such Basket Share no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such Extraordinary Dividend. If an Extraordinary Dividend occurs with respect to a Basket Share, the Exchange Ratio with respect to such Basket Share will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Exchange Ratio for such Basket Share will equal the product of (i) the then current Exchange Ratio for such Basket Share and (ii) a fraction, the numerator of which is the Closing Price of the Basket Share on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price of the Basket Share on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for a Basket Share will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the net amount per share of such Extraordinary Dividend minus the net amount per share of the immediately preceding non-Extraordinary Dividend for such Basket Share or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the net amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on a Basket Share described in clause (i), (iv) or (v) of paragraph 5 below that also constitutes an Extraordinary Dividend shall cause an adjustment to the Exchange Ratio pursuant only to clause (i), (iv) or (v) of paragraph 5, as applicable.

                                     4. If the issuer of a Basket Share issues rights or warrants to all holders of a Basket Share to subscribe for or purchase such Basket Share at an exercise price per share less than the Closing Price of such Basket Share on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the MPS, then the Exchange Ratio for such Basket Share will be adjusted to equal the product of the prior Exchange Ratio for such Basket Share and a fraction, the numerator of which shall be the number of such Basket Shares outstanding immediately prior to the issuance of such rights or warrants plus the number of additional Basket Shares offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of such Basket Shares outstanding immediately prior to the issuance of such rights or warrants plus the number of additional Basket Shares which the aggregate offering price of the total number of such Basket Shares so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

                                     5. Any of the following shall constitute a Reorganization Event: (i) there occurs any reclassification or change of a Basket Share (or the ordinary shares of the issuer of such Basket Share), including, without limitation, as a result of the issuance of any tracking stock by the issuer of such Basket Share, (ii) the issuer of a Basket Share or any surviving entity or subsequent surviving entity of the issuer of such Basket Share (an "Issuer Successor") has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the issuer of a Basket Share or any Issuer Successor with another corporation occurs (other than pursuant to clause (ii) above), (iv) the issuer of a Basket Share is liquidated, (v) the issuer of a Basket Share issues to all of its shareholders equity securities of an issuer other than the issuer of such Basket Share (other than in a transaction described in clause
                                     (ii), (iii) or (iv) above) (a "Spinoff
                                     Event") or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such Basket Share. If any Reorganization Event occurs, in each case as a result of which the holders of a Basket Share are entitled to receive stock, other securities or other property or assets (including, without limitation, cash or other classes of securities of the issuer of such Basket Share and including
                                     (x) in the case of the issuance of
                                     tracking stock, the reclassified share of the Basket Share, (y) in the case of a Spin-off Event, the share of the Basket Share with respect to which the spun-off security was issued and (z) in the case of any other Reorganization Event where the Basket Share continues to be held by the holders receiving such distribution, the Basket Share) (collectively, "Exchange Property") with respect to or in exchange for such Basket Share, then in lieu of using the product of the Closing Price and the Exchange Ratio for such Basket Share to calculate the Basket Value on any date, the Calculation Agent will use the Exchange Property Value on such date. The Exchange Property Value at any date means

                                     (i) for any cash received per share of
                                     Basket Share, the amount of cash received per share of Basket Share as adjusted by the applicable Exchange Ratio for such Basket Share on the date of such Reorganization Event, (ii) for any property other than cash or securities received in such distribution, the market value, as determined by the Calculation Agent, as of the date of receipt, of such Exchange Property received for each Basket Share, as adjusted by the Exchange Ratio for such Basket Share on the date of such Reorganization Event, (iii) for any security received in any such distribution, an amount equal to the Closing Price, as of the date on which the Exchange Property Value is determined, per share of such security multiplied by the quantity of such security received for each Basket Share, as adjusted by the Exchange Ratio for such Basket Share on the date of the initial distribution of such Exchange Property (such as-adjusted quantity, a "New Exchange Ratio") and (iv) if the Exchange Property was distributed with respect to, rather than in exchange for, a Basket Share, an amount equal to the Closing Price, as of the date on which the Exchange Property Value is determined, for such Basket Share multiplied by the Exchange Ratio as of the date on which the Exchange Property Value is determined. Holders of MPS will not receive any interest accrued on the cash component of any Exchange Property. Any New Exchange Ratio will also be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

                                     For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                     6. In the event of a public announcement that a Basket Share will no longer be listed on the NYSE or any other primary U.S. securities exchange or traded through the facilities of a U.S. national securities system, that Basket Share will be removed from the Basket (the "Removed Basket Share") effective as of the Trading Day prior to the first date on which such Basket Share is no longer listed and a class of ordinary shares of the issuer of such Basket Share is not then listed on the NYSE or any other primary U.S. securities exchange or traded through the facilities of a U.S. national securities system (the "Delisting Date") and the Exchange Ratio of each remaining Basket Share will be adjusted as described in the following sentence. The Calculation Agent will, as of the close of trading on the Trading Day prior to the Delisting Date (if such announcement is made after trading hours on a Trading Day or on a non-Trading Day, the announcement of such event will be deemed to have occurred on the next Trading Day), increase the Exchange Ratio of each remaining Basket Share by a number of shares of such Basket Share equal to the amount obtained by multiplying (A) the product of the Closing Price of the Removed Basket Share and the Exchange Ratio of such Basket Share, each determined by the Calculation Agent on such Trading Day, by (B) a fraction the numerator of which is the product of the Closing Price of such Basket Share and the Exchange Ratio of such Basket Share each as of such Trading Day and the denominator of which is the sum of the products of the Closing Price of each of the remaining Basket Shares and the corresponding Exchange Ratio of such Basket Share, each determined by the Calculation Agent on such Trading Day. The Calculation Agent will make, and will not reverse, this adjustment, even if the Removed Basket Share, or the underlying ordinary share, is subsequently listed on the NYSE or other primary U.S. securities exchange or traded through the facilities of a U.S. national securities system at a later date.

                                     No adjustments will be made to the Basket pursuant to paragraph 6 above if the Calculation Agent determines that such adjustments are not necessary in light of adjustments made, or to be made, pursuant to paragraph 5 above, and its determinations with respect thereto shall be conclusive in the absence of manifest error.

                                     If a Closing Price for a Basket Share is no longer available for a Basket Share for whatever reason, including the liquidation of the issuer of such Basket Share or the subjection of such issuer to a proceeding under any applicable bankruptcy, insolvency or other similar law (other than upon the listing on a primary U.S. securities exchange or trading through the facilities of a U.S. national securities system of the related underlying ordinary shares), then the value of such Basket Share will equal zero for so long as no Closing Price is available. There will be no substitution for any such Basket Share (other than in the event of the listing or trading in the United States of the relevant underlying ordinary shares). In the event that a Basket Share is no longer listed on a primary U.S. securities exchange or traded through the facilities of a U.S. national securities system and underlying ordinary shares are then listed on a primary U.S. securities exchange or traded through the facilities of a U.S. national securities system, the Calculation Agent in its sole discretion will adjust the Exchange Ratio for such Basket Share such that the product of the last reported sale price of such Basket Share and its Exchange Ratio at the last time such Basket Share was listed or traded equals the product of the last reported sale price of the related ordinary share and such adjusted Exchange Ratio at such time.

                                     With respect to a Basket Share, in the
                                     event that the issuer of such Basket Share or the depositary for such ADS elects, in the absence of any of the events described above, to change the number of ordinary shares that are represented by such ADS, the Exchange Ratio for such Basket Share on any Trading Day after the change becomes effective will be proportionately adjusted. In addition, if any event requiring an adjustment to be made to any Exchange Ratio pursuant to paragraphs 1, 2, 3, 4 or 5 above would result in a different adjustment with respect to a Basket Share than with respect to the corresponding ordinary shares underlying such Basket Share, the Calculation Agent will adjust the Exchange Ratio for such Basket Share based solely on the effect of such event on the Basket Share.

                                     No adjustment to the Exchange Ratio for
                                     any Basket Share will be required unless such adjustment would require a change of at least .1% in the Exchange Ratio of such Basket Share then in effect. The Exchange Ratio resulting from any of the adjustments specified above will be rounded to the nearest one billionth, with five ten-billionths rounded upward. Adjustments to the Exchange Ratio of a Basket Share will be made up to and including the final scheduled Basket Valuation Date.

                                     No adjustments to the Exchange Ratio for any Basket Share will be required other than those specified above. The adjustments specified above do not cover all of the events that could affect the Closing Price of a Basket Share, including, without limitation, a partial tender or exchange offer for a Basket Share or the ordinary shares of the issuer of such Basket Share.

                                     The Calculation Agent shall be solely
                                     responsible for the determination and
                                     calculation of any adjustments to any
                                     Exchange Ratio for a Basket Share or
                                     method of calculating the Exchange
                                     Property Value and of any related
                                     determinations and calculations with
                                     respect to any distributions of stock,
                                     other securities or other property or
                                     assets (including cash) in connection with any corporate event described in paragraph 5 above and for the determination and calculation of any increases to the Exchange Ratio for a Basket Share in connection with any event described in paragraph 6 above, and, in each case, its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                                     The Calculation Agent will provide
                                     information as to any adjustments to any Exchange Ratios, any changes to the composition of the Basket or any increases to the Exchange Ratios upon written request by any investor in the MPS.

Basket Shares; Public
  Information.....................   All the issuers of Basket Shares are
                                     registered under the Exchange Act.
                                     Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the
                                     "Commission"). Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W.,
                                     Washington, D.C. 20549, and copies of such material can be obtained from the Public
                                     Reference Section of the Commission, 450
                                     Fifth Street, N.W., Washington, D.C.
                                     20549, at prescribed rates. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the
                                     Commission's website is
                                     http://www.sec.gov. Information provided to or filed with the Commission by each of the issuers of the Basket Shares pursuant to the Exchange Act can be located by reference to its respective Commission file number, set forth below. In addition, information regarding the issuers of the Basket Shares may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

                                     Aluminum Corporation of China Limited
                                     produces and sells alumina-related
                                     products and primary aluminum-related
                                     products. Its Commission file number is
                                     1-15264.

                                     Brilliance China Automotive Holdings
                                     Limited is involved in the manufacture and sale of minibuses and sedans in China through its subsidiary, Shenyang Automotive. Its Commission file number is 1-11412.

                                     China Eastern Airlines Corporation Limited provides domestic, Hong Kong regional and international passenger airline services and engages in the cargo and mail business. Its Commission file number is 1-13230.

                                     China Life Insurance Company Limited is a life insurance company in China that sells its products through an extensive distribution network of exclusive agents, direct sales representatives and dedicated and non-dedicated agencies throughout China, and also offers accident and short-term health insurance policies. Its Commission file number is 1-31914.

                                     China Mobile (Hong Kong) Limited provides a full range of mobile telecommunications services in 21 service regions in Mainland China. Its Commission file number is 1-14696.

                                     China Petroleum & Chemical Corporation is an integrated petroleum and petrochemical company with upstream, midstream and downstream operations. Its Commission file number is 1-15138.

                                     China Southern Airlines Company Limited
                                     provides commercial airline services
                                     throughout China, Hong Kong and Macau
                                     regions, Southeast Asia and other parts of the world and air cargo and mail services. Its Commission file number is 1-14660.

                                     China Telecom Corporation Limited is a
                                     provider of wireline telephone, data and Internet and leased line services in four of the most economically developed regions in China. Its Commission file number is 1-31517.

                                     China Unicom Limited is an integrated
                                     telecommunications operator in China,
                                     offering a wide range of
                                     telecommunications services, including
                                     cellular, international and domestic long distance, data, Internet and paging services. Its Commission file number is 1-15028.

                                     CNOOC Limited is an oil and gas company
                                     engaged in the exploration, development, production and sale of crude oil and natural gas primarily offshore China. Its Commission file number is 1-14966.

                                     Guangshen Railway Company Limited is
                                     principally engaged in the railroad
                                     passenger and freight transportation
                                     businesses. Its Commission file number
                                     is 1-14362.

                                     Huaneng Power International, Inc. is an
                                     independent power producer with ownership in 17 power plants in China. Its Commission file number is 1-13314.

                                     PetroChina Company Limited is engaged in a broad range of petroleum-related activities, including the exploration, development, production and sale of crude oil and natural gas; the refining, transportation, storage and marketing of crude oil and petroleum products; the production and sale of basic petrochemical products, derivative chemical products and other chemical products; and the transmission of crude oil, refined products and natural gas as well as sale of natural gas. Its Commission file number is 1-15006.

                                     Sinopec Shanghai Petrochemical Company
                                     Limited is a petrochemical company that is engaged in processing crude oil into a broad range of products in four major product areas consisting of synthetic fibers, resins and plastics, intermediate petrochemicals and petroleum products. Its Commission file number is 1-12158.

                                     Yanzhou Coal Mining Company Limited is
                                     engaged in underground mining,
                                     preparation, sale and railway
                                     transportation service of coal, and its
                                     primary customers include electric power plants, metallurgical producers and other customers located in Eastern China and foreign enterprises located in East Asia. Its Commission file number is 1-14714.

                                     This pricing supplement relates only to
                                     the MPS offered hereby and does not relate to the Basket Shares or other securities of the issuers of the Basket Shares. We have derived all disclosures contained in this pricing supplement regarding the issuers of the Basket Shares from the publicly available documents described in the preceding paragraphs. In connection with the offering of the MPS, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the Basket Shares in connection with the offering of the MPS. Neither we nor the Agent makes any representation that such publicly available documents are or any other publicly available information regarding the issuers of the Basket Shares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraphs) that would affect the trading prices of the Basket Shares (and therefore the initial Exchange Ratios) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuers of the Basket Shares could affect the payout you receive on the MPS.

                                     Neither we nor any of our affiliates makes any representation to you as to the performance of any of the Basket Shares (or any representation as to the performance of the ordinary shares of the issuer of such Basket Share) or the Basket as a whole.

                                     We and/or our affiliates may presently or from time to time engage in business with the issuers of the Basket Shares, including extending loans to, or making equity investments in, the issuers of the Basket Shares or providing advisory services to the issuers of the Basket Shares, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the issuers of the Basket Shares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the issuers of the Basket Shares, and these reports may or may not recommend that investors buy or hold the Basket Shares. The statements in the preceding two sentences are not intended to affect the rights of the investors in the MPS under the securities laws. As a prospective purchaser of a MPS, you should undertake an independent investigation of the issuers of the Basket Shares as in your judgment is appropriate to make an informed decision with respect to an investment in the Basket Shares.

Historical Information............   The following table sets forth the
                                     published high and low Closing Prices for each Basket Share during 2001, 2002 and
                                     2003 and during 2004 through March 25,
                                     2004. The average of the Closing Prices of each Basket Share determined over the three Trading Days immediately succeeding the day we offer the MPS for initial sale to the public will be set forth above under "--Basket Shares." We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical prices of the Basket Shares should not be taken as an indication of future performance or future volatility, and no assurance can be given as to the value of the Basket Shares on any Period Valuation
                                     Date. We cannot give you any assurance
                                     that the performance of the Basket Shares will result in a Basket-linked Payment
                                     Amount in excess of the minimum payment
                                     amount for either class of MPS or the
                                     issue price of $1,000.

                             Aluminum Corporation of
                                  China Limited         High    Low    Dividends
                             ------------------------   ----    ---    ---------
                             (CUSIP 022276109)
                             2001
                             First Quarter..........     -       -      -
                             Second Quarter.........     -       -      -
                             Third Quarter..........     -       -      -
                             Fourth Quarter
                                (beginning on
                                December 5, 2001....    18.27   17.05   -
                             2002
                             First Quarter..........    24.25   17.58   -
                             Second Quarter.........    22.60   17.47    .2051
                             Third Quarter..........    19.75    9.90   -
                             Fourth Quarter.........    14.47    9.38   -
                             2003
                             First Quarter..........    19.55   14.40   -
                             Second Quarter.........    24.20   16.25    .5383
                             Third Quarter..........    34.51   22.00   -
                             Fourth Quarter.........    81.70   34.56   -

                             Aluminum Corporation of
                                  China Limited         High    Low    Dividends
                             ------------------------   ----    ---    ---------
                             (CUSIP 022276109)
                             2004
                             First Quarter (through
                                March 25, 2004).....    85.00   62.85   -


                                 Brilliance China
                                    Automotive
                                 Holdings Limited      High    Low    Dividends
                             -----------------------   ----    ---    ---------
                             (CUSIP 10949Q105)
                             2001
                             First Quarter..........    31.30   23.50   -
                             Second Quarter.........    33.85   23.29    .0639
                             Third Quarter..........    24.15   11.68   -
                             Fourth Quarter.........    22.70   14.80    .0511
                             2002
                             First Quarter..........    21.32   16.20   -
                             Second Quarter.........    18.45   12.55    .0640
                             Third Quarter..........    15.15   12.13   -
                             Fourth Quarter.........    19.00   10.65    .0512
                             2003
                             First Quarter..........    25.35   18.50   -
                             Second Quarter.........    28.57   20.65    .1281
                             Third Quarter..........    34.30   26.95   -
                             Fourth Quarter.........    60.84   34.34    .1289
                             2004
                             First Quarter (through
                                March 25, 2004).....    61.80   39.93   -


                              China Eastern Airlines
                               Corporation Limited      High    Low    Dividends
                             ------------------------   ----    ---    ---------
                             (CUSIP 16937R104)
                             2001
                             First Quarter..........    17.00   12.49   -
                             Second Quarter.........    17.75   12.40    .2411
                             Third Quarter..........    16.10    8.75   -
                             Fourth Quarter.........    13.60    9.90   -
                             2002
                             First Quarter..........    14.53   12.50   -
                             Second Quarter.........    18.50   13.50    .2420
                             Third Quarter..........    18.15   11.69   -
                             Fourth Quarter.........    13.60   11.00   -
                             2003
                             First Quarter..........    14.37   11.60   -
                             Second Quarter.........    14.39    9.60   -
                             Third Quarter..........    16.32   12.50   -
                             Fourth Quarter.........    18.33   15.01   -
                             2004
                             First Quarter (through
                                March 25, 2004).....    23.22   17.03   -


                               China Life Insurance
                                 Company Limited        High    Low    Dividends
                             ------------------------   ----    ---    ---------
                             (CUSIP 16939P106)
                             2001
                             First Quarter..........     -       -      -
                             Second Quarter.........     -       -      -
                             Third Quarter..........     -       -      -

                               China Life Insurance
                                 Company Limited        High    Low    Dividends
                             ------------------------   ----    ---    ---------
                             (CUSIP 16939P106)
                             Fourth Quarter.........     -       -      -
                             2002
                             First Quarter..........     -       -      -
                             Second Quarter.........     -       -      -
                             Third Quarter..........     -       -      -
                             Fourth Quarter.........     -       -      -
                             2003
                             First Quarter..........     -       -      -
                             Second Quarter.........     -       -      -
                             Third Quarter..........     -       -      -
                             Fourth Quarter
                                (beginning on
                                December 16, 2003)..    34.75   18.68   -
                             2004
                             First Quarter (through
                                March 25, 2004).....    34.57   24.10   -


                             China Mobile (Hong Kong)
                                        Ltd             High    Low    Dividends
                             ------------------------   ----    ---    ---------
                             (CUSIP 16941M109)
                             2001
                             First Quarter..........    33.00   21.45   -
                             Second Quarter.........    27.45   19.50   -
                             Third Quarter..........    26.99   13.19   -
                             Fourth Quarter.........    19.03   13.76   -
                             2002
                             First Quarter..........    17.87   13.60   -
                             Second Quarter.........    17.61   14.25   -
                             Third Quarter..........    15.25   11.30   -
                             Fourth Quarter.........    13.81   11.65   -
                             2003
                             First Quarter..........    12.88    9.85    .2051
                             Second Quarter.........    12.56    9.30   -
                             Third Quarter..........    13.64   11.80    .1025
                             Fourth Quarter.........    15.54   13.21   -
                             2004
                             First Quarter (through
                                March 25, 2004).....    18.07   14.01   -


                                China Petroleum &
                               Chemical Corporation    High    Low    Dividends
                             -----------------------   ----    ---    ---------
                             (CUSIP 16941R108)
                             2001
                             First Quarter..........    16.80   14.00  -
                             Second Quarter.........    21.00   14.50   .966431
                             Third Quarter..........    20.05   12.80  -
                             Fourth Quarter.........    15.55   12.83  -
                             2002
                             First Quarter..........    16.68   13.50  -
                             Second Quarter.........    18.33   15.85   .964675
                             Third Quarter..........    18.05   14.57   .240529
                             Fourth Quarter.........    17.49   14.60  -
                             2003
                             First Quarter..........    19.84   17.30  -
                             Second Quarter.........    24.50   18.34   .723052
                             Third Quarter..........    32.12   23.85   .365978
                             Fourth Quarter.........    44.41   27.87  -

                                China Petroleum &
                               Chemical Corporation    High    Low    Dividends
                             -----------------------   ----    ---    ---------
                             (CUSIP 16941R108)
                             2004
                             First Quarter (through
                                March 25, 2004).....    49.90   36.92   -


                             China Southern Airlines
                                  Company Limited       High    Low    Dividends
                             ------------------------   ----    ---    ---------
                             (CUSIP 169409109)
                             2001
                             First Quarter..........    16.88   12.25   -
                             Second Quarter.........    17.99   12.05   -
                             Third Quarter..........    16.01    8.60   -
                             Fourth Quarter.........    14.90   10.05   -
                             2002
                             First Quarter..........    17.45   14.88   -
                             Second Quarter.........    21.65   15.07    .1208
                             Third Quarter..........    21.81   12.00   -
                             Fourth Quarter.........    15.00   10.35   -
                             2003
                             First Quarter..........    16.45   12.05   -
                             Second Quarter.........    14.75    9.76   -
                             Third Quarter..........    18.35   13.35   -
                             Fourth Quarter.........    22.43   16.91   -
                             2004
                             First Quarter (through
                                March 25, 2004).....    29.73   20.91   -


                             China Telecom Corporation
                                        Ltd             High    Low    Dividends
                             ------------------------   ----    ---    ---------
                             (CUSIP 169426103)
                             2001
                             First Quarter..........     -       -      -
                             Second Quarter.........     -       -      -
                             Third Quarter..........     -       -      -
                             Fourth Quarter.........     -       -      -
                             2002
                             First Quarter..........     -       -      -
                             Second Quarter.........     -       -      -
                             Third Quarter..........     -       -      -
                             Fourth Quarter
                                (beginning on
                                November 13, 2002)..    18.98   17.27   -
                             2003
                             First Quarter..........    19.42   17.00   -
                             Second Quarter.........    23.15   17.31    .1072
                             Third Quarter..........    30.00   22.63   -
                             Fourth Quarter.........    40.81   26.12   -
                             2004
                             First Quarter (through
                                March 25, 2004).....    44.54   33.20   -


                             China Unicom Limited       High    Low    Dividends
                             -----------------------    ----    ---    ---------
                             (CUSIP 16945R104)
                             2001
                             First Quarter..........    18.00   10.70    -
                             Second Quarter.........    17.77   10.15    -
                             Third Quarter..........    18.00    9.85    -
                             Fourth Quarter.........    12.16    9.00    -

                             China Unicom Limited       High    Low    Dividends
                             -----------------------    ----    ---    ---------
                             (CUSIP 16945R104)
                             2002
                             First Quarter..........    11.54   9.10    -
                             Second Quarter.........    10.34   7.70    -
                             Third Quarter..........     8.19   5.91    -
                             Fourth Quarter.........     7.91   5.35    -
                             2003
                             First Quarter..........     7.72   5.40    -
                             Second Quarter.........     7.46   5.02    -
                             Third Quarter..........     8.29   6.54     .1208
                             Fourth Quarter.........    10.55   8.42    -
                             2004
                             First Quarter (through
                                March 25, 2004).....    13.18   9.99    -


                                   CNOOC Limited        High    Low    Dividends
                              -----------------------   ----    ---    ---------
                             (CUSIP 126132109)
                             2001
                             First Quarter
                                (beginning on
                                February 21, 2001)..    18.45   15.40   -
                             Second Quarter.........    21.85   16.04   -
                             Third Quarter..........    21.55   18.20    .25620
                             Fourth Quarter.........    20.55   17.50   -
                             2002
                             First Quarter..........    24.92   19.01   -
                             Second Quarter.........    27.60   23.84    .38461
                             Third Quarter..........    29.44   24.88    .28204
                             Fourth Quarter.........    28.48   24.00   -
                             2003
                             First Quarter..........    28.15   25.11   -
                             Second Quarter.........    29.95   25.18    .76930
                             Third Quarter..........    37.78   29.26    .82735
                             Fourth Quarter.........    46.80   34.52   -
                             2004
                             First Quarter (through
                                March 25, 2004).....    43.65   38.80    -


                             Guangshen Railway Company
                                      Limited           High    Low    Dividends
                             -------------------------  ----    ---    ---------
                             (CUSIP 40065W107)
                             2001
                             First Quarter..........     8.33    6.19    .60250
                             Second Quarter.........    10.48    6.50   -
                             Third Quarter..........     9.18    6.30   -
                             Fourth Quarter.........     9.15    6.95   -
                             2002
                             First Quarter..........     9.60    8.38   -
                             Second Quarter.........    10.24    8.87    .60420
                             Third Quarter..........     9.60    8.30   -
                             Fourth Quarter.........     8.90    8.05   -
                             2003
                             First Quarter..........     9.40    8.69   -
                             Second Quarter.........     9.68    8.20    .60412
                             Third Quarter..........    13.70    9.15   -
                             Fourth Quarter.........    14.84   12.88   -

                             Guangshen Railway Company
                                      Limited           High    Low    Dividends
                             -------------------------  ----    ---    ---------
                             (CUSIP 40065W107)
                             2004
                             First Quarter (through
                                March 25, 2004).....    17.25   13.95   -


                                   Huaneng Power
                                International, Inc.     High    Low    Dividends
                             -------------------------  ----    ---    ---------
                             (CUSIP 443304100)
                             2001
                             First Quarter..........    21.26   16.56   -
                             Second Quarter.........    26.23   20.80   1.0630
                             Third Quarter..........    24.16   19.20   -
                             Fourth Quarter.........    25.00   20.85   -
                             2002
                             First Quarter..........    29.40   23.06   -
                             Second Quarter.........    35.82   26.60   1.4496
                             Third Quarter..........    34.90   27.67   -
                             Fourth Quarter.........    33.27   25.50   -
                             2003
                             First Quarter..........    38.43   31.36   -
                             Second Quarter.........    46.60   34.75   1.6432
                             Third Quarter..........    56.18   46.40   -
                             Fourth Quarter.........    71.35   54.21   -
                             2004
                             First Quarter (through
                                March 25, 2004).....    78.95   64.80   -


                             PetroChina Company Limited High    Low    Dividends
                             -------------------------  ----    ---    ---------
                             (CUSIP 71646E100)
                             2001
                             First Quarter..........    18.73   16.55    -
                             Second Quarter.........    23.60   17.40     .9948
                             Third Quarter..........    21.15   18.43     .8395
                             Fourth Quarter.........    19.30   16.80    -
                             2002
                             First Quarter..........    21.07   18.03    -
                             Second Quarter.........    22.40   19.23     .6076
                             Third Quarter..........    21.72   19.25     .6056
                             Fourth Quarter.........    20.75   18.40    -
                             2003
                             First Quarter..........    21.61   19.10    -
                             Second Quarter.........    30.82   20.94     .8452
                             Third Quarter..........    35.89   27.67    1.2031
                             Fourth Quarter.........    57.05   33.75    -
                             2004
                             First Quarter (through
                                March 25, 2004).....    63.70   47.53    -


                                  Sinopec Shanghai
                               Petrochemical Company
                                      Limited           High    Low    Dividends
                             -------------------------  ----    ---    ---------
                             (CUSIP 82935M109)
                             2001
                             First Quarter..........    14.65    9.56   -
                             Second Quarter.........    17.00   11.80    .7250
                             Third Quarter..........    14.38    7.17   -
                             Fourth Quarter.........    11.20    8.72   -

                                  Sinopec Shanghai
                               Petrochemical Company
                                      Limited           High    Low    Dividends
                             -------------------------  ----    ---    ---------
                             (CUSIP 82935M109)
                             2002
                             First Quarter..........    15.80    9.21   -
                             Second Quarter.........    16.10   13.25   -
                             Third Quarter..........    15.10   10.80   -
                             Fourth Quarter.........    15.95    9.88   -
                             2003
                             First Quarter..........    18.80   14.42   -
                             Second Quarter.........    20.94   14.65    .6038
                             Third Quarter..........    24.99   18.73   -
                             Fourth Quarter.........    46.26   21.50   -
                             2004
                             First Quarter (through
                                March 25, 2004).....    50.30   37.79   -


                                Yanzhou Coal Mining
                                  Company Limited       High    Low    Dividends
                             -------------------------  ----    ---    ---------
                             (CUSIP 98486105)
                             2001
                             First Quarter..........    18.75   13.16   -
                             Second Quarter.........    24.65   18.20    .4949
                             Third Quarter..........    23.20   12.65   -
                             Fourth Quarter.........    16.86   13.90   -
                             2002
                             First Quarter..........    22.30   15.85   -
                             Second Quarter.........    21.65   18.45    .6044
                             Third Quarter..........    19.80   16.15   -
                             Fourth Quarter.........    20.50   16.00   -
                             2003
                             First Quarter..........    23.40   19.90   -
                             Second Quarter.........    25.01   17.93    .6282
                             Third Quarter..........    30.80   23.90   -
                             Fourth Quarter.........    52.21   27.80   -
                             2004
                             First Quarter (through
                                March 25, 2004).....    60.46   42.29   -


                                     We make no representation as to the amount of dividends, if any, that the issuers of the Basket Shares will pay in the future. In any event, as an owner of MPS, you will not be entitled to receive dividends, if any, that may be payable on the Basket Shares.

Use of Proceeds and Hedging.......   The net proceeds we receive from the sale
                                     of the MPS will be used for general
                                     corporate purposes and, in part, by us or by one or more of our subsidiaries in connection with hedging our obligations under the MPS. See also "Use of Proceeds" in the accompanying prospectus.

                                     On or prior to the day we offer the MPS for initial sale to the public, we, through our subsidiaries or others, intend to hedge our anticipated exposure in connection with the MPS by taking positions in the Basket Shares, in futures or options contracts on the Basket Shares that are listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the prices of the Basket Shares, and, therefore, effectively increase the prices at which the Basket Shares must close on the Period Valuation Dates in order for you to receive at maturity a payment that exceeds the issue price of the MPS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the MPS, including on the Period Valuation Dates, by purchasing and selling the Basket Shares, futures or options contracts on the Basket Shares that are listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on one or more Period Valuation Dates. We cannot give any assurance that our hedging activity will not affect the value of the Basket Shares and, therefore, adversely affect the value of the MPS or the payment that you will receive at maturity.

Supplemental Information
  Concerning Plan of
  Distribution....................   Under the terms and subject to conditions
                                     contained in the U.S. distribution
                                     agreement referred to in the prospectus
                                     supplement under "Plan of Distribution,"
                                     the Agent, acting as principal for its own
                                     account, has agreed to purchase, and we
                                     have agreed to sell, the principal amount
                                     of MPS set forth on the cover of this
                                     pricing supplement. The Agent proposes
                                     initially to offer the MPS directly to the
                                     public at the public offering price set
                                     forth on the cover page of this pricing
                                     supplement plus accrued interest, if any,
                                     from the Original Issue Date. The Agent may
                                     allow a concession not in excess of % of
                                     the principal amount of the MPS to other
                                     dealers, which may include Morgan Stanley &
                                     Co. International Limited and Bank Morgan
                                     Stanley AG. We expect to deliver the MPS
                                     against payment therefor in New York, New
                                     York on           , 2004. After the initial
                                     offering, the Agent may vary the offering price and other selling terms from time to time.

                                     In order to facilitate the offering of the MPS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the MPS. Specifically, the Agent may sell more MPS than it is obligated to purchase in connection with the offering, creating a naked short position in the MPS for its own account. The Agent must close out any naked short position by purchasing the MPS in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the MPS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, MPS in the open market to stabilize the price of the MPS. Any of these activities may raise or maintain the market price of the MPS above independent market levels or prevent or retard a decline in the market price of the MPS. The Agent is not required to engage in these activities, and may end any of these activities at any time. See "--Use of Proceeds and Hedging" above.

                                     General

                                     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the MPS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the MPS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                     The Agent has represented and agreed, and each dealer through which we may offer the MPS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the MPS or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the MPS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the MPS. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                     Brazil

                                     The MPS may not be offered or sold to the public in Brazil. Accordingly, the offering of the MPS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                     Chile

                                     The MPS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the MPS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                     Hong Kong

                                     The MPS may not be offered or sold in Hong
                                     Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The

                                     Agent has not issued and will not issue any advertisement, invitation or document relating to the MPS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to MPS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

                                     Mexico

                                     The MPS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                     Singapore

                                     This pricing supplement and the
                                     accompanying prospectus supplement and
                                     prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the MPS may not be circulated or distributed, nor may the MPS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the MPS to the public in Singapore.

ERISA Matters for Pension Plans
  and Insurance Companies.........   Each fiduciary of a pension, profit-sharing
                                     or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the MPS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                     In addition, we and certain of our
                                     subsidiaries and affiliates, including MS &
                                     Co. and Morgan Stanley DW Inc. (formerly
                                     Dean Witter Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the MPS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider, unless the MPS are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                     The U.S. Department of Labor has issued
                                     five prohibited transaction class
                                     exemptions ("PTCEs") that may provide
                                     exemptive relief for direct or indirect
                                     prohibited transactions resulting from the purchase or holding of the MPS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                     Because we may be considered a party in
                                     interest with respect to many Plans, the MPS may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or investor is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase and holding is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, or investor in the MPS will be deemed to have represented, in its corporate and fiduciary capacity, by its purchase and holding thereof that it either
                                     (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for exemptive relief or such purchase or holding is not prohibited by ERISA or Section 4975 of the Code.

                                     Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the MPS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                     Certain plans that are not subject to
                                     ERISA, including plans maintained by state and local governmental entities, are nonetheless subject to investment restrictions under the terms of applicable local law. Such restrictions may preclude the purchase of the MPS.

                                     Purchasers of the MPS have exclusive
                                     responsibility for ensuring that their
                                     purchase and holding of the MPS do not
                                     violate the prohibited
                                     transaction rules of ERISA or the Code, or any requirements applicable to government or other benefit plans that are not subject to ERISA or the Code.

United States Federal Income
   Taxation.......................   The following summary is based on the
                                     advice of Davis Polk & Wardwell, our
                                     special tax counsel, and is a general
                                     discussion of the principal U.S. federal income tax consequences to initial investors in the MPS that (i) purchase the MPS at the Issue Price and (ii) will hold the MPS as capital assets within the meaning of Section 1221 of the Code. Unless otherwise specifically indicated, this summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to an investor in light of its particular circumstances or to investors that are subject to special rules, such as:

                                     o    certain financial institutions;
                                     o    dealers and certain traders in
                                          securities or foreign currencies;
                                     o    investors holding MPS as part of a
                                          hedging transaction, straddle,
                                          conversion or other integrated
                                          transaction;
                                     o    U.S. Holders, as defined below, whose
                                          functional currency is not the U.S.
                                          dollar;
                                     o    partnerships;
                                     o    nonresident alien individuals who have
                                          lost their United States citizenship
                                          or who have ceased to be taxed as
                                          United States resident aliens;
                                     o    corporations that are treated as
                                          foreign personal holding companies,
                                          controlled foreign corporations or
                                          passive foreign investment companies;
                                     o    Non-U.S. Holders, as defined below,
                                          that are owned or controlled by
                                          persons subject to U.S. federal income
                                          tax;
                                     o    Non-U.S. Holders for whom income or
                                          gain in respect of an MPS are
                                          effectively connected with a trade or
                                          business in the United States; and
                                     o    Non-U.S. Holders who are individuals
                                          having a "tax home" (as defined in
                                          Section 911(d)(3) of the Code) in the
                                          United States.

                                     General

                                     The Class A MPS will be treated, and we
                                     intend to treat the Class B MPS, as
                                     "contingent payment debt instruments." Our treatment of the MPS as contingent debt instruments will be binding on investors in the MPS, unless an investor timely and explicitly discloses to the IRS that its treatment is different from ours. The treatment of the MPS as contingent payment debt instruments, however, is not binding on the IRS or the courts. If the IRS were successful in asserting an alternative characterization for the MPS, the timing and character of the income or loss with respect to the MPS may differ. Unless otherwise stated, the following discussion is based on the treatment of the MPS as contingent payment debt instruments.

                                     If you are considering purchasing the MPS, you are urged to consult your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation (including alternative characterizations of the MPS) as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                     U.S. Holders

                                     This section only applies to you if you are a U.S. Holder and is only a brief summary of the U.S. federal income tax consequences of the ownership and disposition of the MPS. As used herein, the term "U.S. Holder" means a beneficial owner of an MPS that is for U.S. federal income tax purposes:

                                     o    a citizen or resident of the United
                                          States;
                                     o    a corporation, or other entity taxable
                                          as a corporation, created or organized
                                          in or under the laws of the United
                                          States or of any political subdivision
                                          thereof; or
                                     o    an estate or trust the income of which
                                          is subject to U.S. federal income
                                          taxation regardless of its source.

                                     The Class A MPS will be treated, and we
                                     intend to treat the Class B MPS, as
                                     "contingent payment debt instruments" for
                                     U.S. federal income tax purposes. U.S.
                                     Holders should refer to the discussions
                                     under "United States Federal
                                     Taxation--Notes--Notes Linked to Commodity
                                     Prices, Single Securities, Baskets of
                                     Securities or Indices" and "United States
                                     Federal Taxation--Backup Withholding" in the accompanying prospectus supplement for a full description of the U.S. federal income tax and withholding consequences of ownership and disposition of a contingent payment debt instrument.

                                     In summary, U.S. Holders will, regardless of their method of accounting for U.S. federal income tax purposes, be required to accrue original issue discount ("OID") as interest income on the MPS on a constant yield basis in each year that they hold the MPS, despite the fact that no stated interest will actually be paid on the MPS. As a result, U.S. Holders will be required to pay taxes annually on the amount of accrued OID, even though no cash will be paid on the MPS from which to pay such taxes. In addition, any gain recognized by U.S. Holders on the sale or exchange, or at maturity, of the MPS will generally be treated as ordinary income.

                                     The rate of accrual of OID on the MPS is
                                     the yield at which we would issue a fixed
                                     rate debt instrument with terms similar to
                                     those of the MPS or the applicable federal
                                     rate, whichever is greater (the "comparable
                                     yield"), and is determined at the time of
                                     the issuance of the MPS. We have determined
                                     that the comparable yield is an annual rate
                                     of  % compounded annually. Based on our
                                     determination of the comparable yield, the
                                     "projected payment schedule" for an MPS
                                     (assuming each MPS has an issue price of
                                     $1,000 for U.S. federal income tax
                                     purposes) consists of an amount equal to
                                     $       due at maturity.

                                     The following table states the amount of OID that will be deemed to have accrued with respect to an MPS during each accrual period (which accrual periods are computed using a day count convention of 30 days per month and 360 days per year) that ends in each twelve-month period (other than the initial period) ending on December 31 of each year, based upon our determination of the comparable yield and the projected payment schedule:

                                                                                        TOTAL OID DEEMED
                                                                             OID        TO HAVE ACCRUED
                                                                          DEEMED TO       PER MPS FROM
                                                                          ACCRUE PER     ORIGINAL ISSUE
                                                                          MPS DURING    DATE AS OF END OF
                                               ACCRUAL PERIOD           ACCRUAL PERIOD   ACCRUAL PERIOD
                                               --------------           --------------  -----------------
                                      Original Issue Date through
                                         December 31, 2004..........
                                      January 1, 2005 through
                                         December 31, 2005..........
                                      January 1, 2006 through
                                         December 31, 2006..........
                                      January 1, 2007 through
                                         December 31, 2007..........
                                      January 1, 2008 through
                                         December 31, 2008..........
                                      January 1, 2009 through
                                         December 31, 2009..........
                                      January 1, 2010 through
                                         December 31, 2010..........
                                      January 1, 2011 through
                                      December 30, 2011.............


                                     The comparable yield and the projected
                                     payment schedule are not provided for any purpose other than the determination of U.S. Holders' OID accruals and adjustments in respect of the MPS, and we make no representation regarding the actual amounts of payments on an MPS.

                                     Non-U.S. Holders

                                     This section only applies to you if you are a Non-U.S. Holder. As used herein, the term "Non-U.S. Holder" means a beneficial owner of an MPS that is for U.S. federal income tax purposes:

                                     o   a nonresident alien individual;
                                     o   a foreign corporation; or
                                     o   a foreign trust or estate.

                                     Tax Treatment upon Maturity, Sale, Exchange or Disposition of an MPS. Subject to the discussion below concerning backup withholding, payments on an MPS by us or a paying agent to a Non-U.S. Holder and gain realized by a Non-U.S. Holder on the sale, exchange or other disposition of an MPS, will not be subject to U.S. federal income or withholding tax, provided that:

                                     o    such Non-U.S. Holder does not own,
                                          actually or constructively, 10 percent
                                          or more of the total combined voting
                                          power of all classes of stock of
                                          Morgan Stanley entitled to vote and is
                                          not a bank receiving interest
                                          described in Section 881(c)(3)(A) of
                                          the Code; and
                                     o    the certification required by Section
                                          871(h) or Section 881(c) of the Code
                                          has been provided with respect to the
                                          Non-U.S. Holder, as discussed below.

                                     Certification Requirements. Sections 871(h) and 881(c) of the Code require that, in order to obtain an exemption from withholding tax in respect of payments on the MPS that are, for U.S. federal income tax purposes, treated as interest, the beneficial owner of an MPS certifies on Internal Revenue Service Form W-8BEN, under penalties of perjury, that it is not a "United States person" within the meaning of Section 7701(a)(30) of the Code. If you are a prospective investor, you are urged to consult your own tax advisor regarding the reporting requirements, including reporting requirements for foreign partnerships and their partners.

                                     Estate Tax. Subject to benefits provided by an applicable estate tax treaty and assuming that the MPS are treated as debt instruments for U.S. federal estate tax purposes, an MPS held by an individual who is a Non-U.S. Holder will not be subject to U.S. federal estate tax upon the individual's death unless, at such time, interest payments on the MPS would have been:

                                     o    subject to U.S. federal withholding
                                          tax without regard to the W-8BEN
                                          certification requirement described
                                          above, not taking into account an
                                          elimination of such U.S. federal
                                          withholding tax due to the application
                                          of an income tax treaty; or
                                     o    effectively connected to the conduct
                                          by the holder of a trade or business
                                          in the United States.

                                     If you are considering purchasing the MPS, you are urged to consult you own tax advisor regarding the U.S. federal estate tax consequences of investing in the MPS.

                                     Information Reporting and Backup
                                     Withholding. Information returns may be
                                     filed with the U.S. Internal Revenue
                                     Service (the "IRS") in connection with the payments on the MPS at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. The Non-U.S. Holder may be subject to U.S. backup withholding on such payments or proceeds, unless the Non-U.S. Holder complies with certification requirements to establish that it is not a United States person, as described above. The certification requirements of Sections 871(h) and 881(c) of the Code, described above, will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.